                                                                     Exhibit 4.1

                      -------------------------------------
                      DATED [.....] 2001





                                MASTER TRUST DEED
                            KINGFISHER MASTER TRUSTS



                             ANZ CAPEL COURT LIMITED
                                ("TRUST MANAGER")
                        PERPETUAL TRUSTEE COMPANY LIMITED
                                   ("TRUSTEE")


















                            MALLESONS STEPHEN JAQUES
                                   Solicitors

                             Governor Phillip Tower
                                 1 Farrer Place
                                 Sydney NSW 2000
                           Telephone (61 2) 9296 2000
                           Facsimile (61 2) 9296 3999
                                  DX 113 Sydney
                                    Ref: SRF

--------------------------------------------------------------------------------

CONTENTS               MASTER TRUST DEED
                       KINGFISHER MASTER TRUSTS
-------------------------------------------------------------------------------
                       PART A - INTERPRETATION                                 1

                       1     DEFINITIONS AND INTERPRETATION                    1

                             Definitions                                       1
                             Interpretation                                    1
                             Operation of Indemnities                          2

                       PART B - TRUSTS                                         2

                       2     THE TRUSTS                                        2

                             Trustee                                           2
                             Trust Manager                                     2
                             Declarations of trust                             2
                             Assets and liabilities to be kept separate        2

                       3     ESTABLISHMENT OF TRUSTS                           3

                             Establishment                                     3
                             No limit                                          3
                             Name of Trusts                                    3
                             Supplemental Deed                                 3
                             Servicer                                          3

                       4     DURATION AND TERMINATION OF THE TRUSTS            4

                             Commencement                                      4
                             Termination                                       4
                             Supplemental Deed                                 4
                             Final Distribution                                4

                       5     INTEREST OF NOTE HOLDERS AND UNITHOLDERS          4

                             Entitlement to a Trust                            4
                             Restrictions                                      5
                             Ranking                                           5

                       PART C - ASSETS                                         6

                       6     SELLER TRUST                                      6

                             Constitution of Seller Trust                      6
                             Declaration of Trust                              6
                             Entitlement                                       6
                             Dealing with assets                               6
                             Treatment of Shared Collateral                    7
                             Proceeds                                          8
                             Claw-Back                                         8
                             Duties                                            8
                             Indemnity                                         8
                             Termination                                       9
                             Transfer                                          9
                             Other liabilities                                 9
                             Shared Securities                                 9

                       7     ACQUISITION OF ASSETS FROM A SELLER               9

                                                                               2
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                             Seller may make offer                            10
                             Requirements for a Sale Notice                   10
                             Offer                                            11
                             No obligation to offer or accept                 11

                       8     ACCEPTANCE OF A SALE NOTICE                      11

                             Acceptance of Sale Notice                        11
                             Binding agreement                                11
                             Transfer in equity only                          12
                             Sale not to amount to assumption of obligations  12
                             Future Receivables                               12
                             Adjustments                                      13

                       9     CONDITIONS PRECEDENT TO ACQUISITION OF ASSETS    13

                             Conditions precedent                             13
                             Benefit of Trustee                               14
                             Certifications                                   14

                       10    INVESTMENT OF THE TRUSTS GENERALLY               14

                             Trust Manager selects investments                14
                             Investment proposals                             15
                             Discretion of Trust Manager                      15
                             Trustee to act                                   15

                       11    ORIGINATION OF ASSETS                            16

                             Trust Manager's role                             16
                             Directions                                       16
                             Contingencies                                    16
                             Support Facilities                               16
                             Power                                            17
                             Relationship with Originator                     17
                             Origination and Management of Mortgage Loans     17
                             Enforcement of Rights                            17
                             Trust Manager will act as Originator             17

                       12    TRANSFERS BETWEEN TRUSTS                         17

                             Power                                            17
                             Direction by Trust Manager                       17
                             Required information                             18
                             Conditions to acceptance                         18
                             Effect of acceptance                             18
                             Transfers                                        18
                             Transfer of rights                               19
                             Adjustments                                      19

                       13    TITLE PERFECTION EVENT IN RESPECT OF A TRUST     19

                             Event                                            19
                             Perfection of title                              20
                             Power of Attorney                                20
                             Indemnity                                        20
                             Servicer                                         20
                             Seller Trust                                     20

                       PART E - BORROWINGS                                    21

                                                                               3
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                       14    GENERAL                                          21

                             General                                          21
                             Dealer Agreement with respect to issue of Notes  21
                             Trust Manager's power                            21
                             Supplemental Deed                                22
                             Subscriptions                                    22
                             No liability                                     22
                             Location of Notes                                22

                       15    CONDITIONS PRECEDENT                             23

                             Conditions precedent                             23
                             Certification                                    24

                       16    TERMS OF ISSUE OF NOTES                          25

                             Notes                                            25
                             Characteristics                                  25
                             Entitlement                                      25

                       17    FURTHER CONDITIONS PRECEDENT TO THE ISSUE OF
                             NOTES                                            25

                             Issue Notice                                     25
                             No liability attaches to the Trust Manager       25
                             Requirements for an Issue Notice                 26
                             No issue of Issue Notice                         26

                       18    TRANSFER AND TRANSMISSION OF NOTES               27

                             No restriction on transfer                       27

                       19    REGISTER OF NOTE HOLDERS                         27

                             Register of Note Holders                         27

                       20    MEETINGS OF NOTE HOLDERS                         27

                       21    LIABILITY OF NOTE HOLDERS, SECURED CREDITORS AND
                             UNITHOLDERS                                      28

                             Liability limited                                28
                             Recourse limited                                 28

                       PART G - TRUST MANAGER                                 29

                       22    TRUST MANAGER                                    29

                             Powers                                           29
                             Obligations                                      29
                             Delegation                                       29
                             Act on expert advice                             30
                             No power to bind Trustee                         30
                             General covenants                                30
                             Reliance on advice                               31
                             Costs and expenses                               31
                             Legal costs                                      31
                             Representations and warranties                   31
                             Indemnities                                      32
                             Reporting                                        33

                                                                               4
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                       23    TRUST MANAGER DEFAULT                            33

                             Trust Manager Default                            33
                             Removal                                          34
                             Trustee act as Trust Manager                     34
                             Retirement                                       34
                             Automatic Retirement                             35
                             Replacement Trust Manager                        35
                             Release                                          35
                             Change in terms of appointment                   35

                       PART H - TRUSTEE                                       36

                       24    TRUSTEE                                          36

                             Powers                                           36
                             General Duties                                   37
                             Interests of Secured Creditors and Unitholders   37
                             Delegation/Agency                                38
                             Indemnity of Trustee                             38
                             General business costs of Trustee                39
                             No restriction on action                         39
                             Act on expert advice                             39
                             Trustee's covenants 39 Limitation of liability
                             of Trustee and Trust Manager                     40
                             Limitation of liability of Trustee               41
                             Trustee not liable                               41
                             Dealing with instruments                         42
                             Proceedings in respect of a Trust                42
                             No liability for non-payment                     43
                             Breach of Consumer Credit Legislation            43
                             Legal costs                                      43
                             Clearing system                                  44
                             No supervision                                   44
                             Information                                      44
                             Trustee decisions                                44
                             Contents of documents                            44
                             No supervision                                   45
                             Information Memorandum                           45

                       25    TRUSTEE DEFAULT                                  45

                             Trustee Default                                  45
                             Notice from Trust Manager                        46
                             New trustee                                      46
                             Trustee's voluntary retirement                   46
                             Release                                          46
                             Settlement of amounts                            47

                       26    RIGHTS AND LIABILITIES OF TRUST MANAGER AND
                             TRUSTEE                                          47

                       PART I - ACCOUNTS, PAYMENTS, ETC                       48

                       27    BANK ACCOUNTS                                    48

                             Trust Account                                    48
                             Additional accounts                              48


                                                                               5
--------------------------------------------------------------------------------
                             Signatories                                      48
                             Operation                                        48

                       28    CALCULATIONS AND PAYMENTS                        49

                             Methods of payment                               49
                             Cheques and notices                              49

                       29    COLLECTIONS                                      49

                             Collections belong to Trustee                    49
                             Appointment of Servicer as agent                 49
                             When received                                    50

                       30    CALCULATION AND APPLICATION OF EXPENSES AND
                             COLLECTIONS                                      50

                       31    INCOME AND DISTRIBUTIONS                         50

                             Collections                                      50

                       32    ACCOUNTS AND AUDIT                               51

                             Accounts                                         51
                             Audit                                            52
                             Removal of Auditor                               52
                             Terms of audit                                   52
                             Retirement                                       52
                             Remuneration                                     52

                       33    REMUNERATION AND EXPENSES                        52

                             Trust Manager fees                               52
                             Trustee fees                                     52
                             Expenses                                         52
                             GST                                              53

                       34    PART J - GENERAL PAYMENTS                        54

                             Payments generally                               54
                             No deduction                                     54

                       35    NOTICES                                          54

                             Notices                                          54
                             Initial addresses                                54
                             Deemed receipt                                   54
                             Notices to Unitholders and Secured Creditors     55
                             Late notice                                      55

                       36    AMENDMENTS TO THIS DEED                          55

                             Amending power                                   55
                             Note Holder consent                              56
                             Tax Reform                                       56

                       37    ALL PARTIES BOUND BY DEED                        57

                       38    MISCELLANEOUS                                    58

                             Disclosure of information                        58
                             Rights cumulative                                58
                             Signatures                                       58

                       39    GOVERNING LAW                                    58


                                                                               6
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                             Governing Law                                    58
                             Submission to jurisdiction                       58
                             Service                                          58

                       40    LIMITED RECOURSE                                 59

                             Limitation on Trustee's liability                59
                             Claims against Trustee                           59
                             Breach of Trust                                  59
                             Acts or omissions                                59

                       SCHEDULE 1  NOTICE OF CREATION OF TRUST                61

                       SCHEDULE 2  SALE NOTICE                                62

                       SCHEDULE 3  RECEIVABLES TRANSFER DIRECTION             65

                       SCHEDULE 4  ISSUE NOTICE                               67

                       SCHEDULE 5  MEETINGS OF NOTE HOLDERS                   69

                                                                               1
--------------------------------------------------------------------------------
                       MASTER TRUST DEED
                       KINGFISHER MASTER TRUSTS

DATE:                  1 August 2000

PARTIES: ANZ CAPEL COURT LIMITED (ABN 30 004 768 807) having its registered office at Level 17, 530 Collins Street, Melbourne, Victoria ("TRUST MANAGER")
                       PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007) having its registered office at Level 7, 39 Hunter Street, Sydney ("TRUSTEE")

RECITALS:

                 A. It is intended by this deed to provide for the future establishment of Trusts.

                 B. Each Trust will be established for the purpose of originating or purchasing pools of Receivables and financing those Receivables.

                 C. The Trustee and the Trust Manager have agreed to act as trustee and trust manager respectively of each of the Trusts on the terms and conditions set out in this deed.

                 D. The Supplemental Deed for a Trust will specify the Unitholders of the Trust and other supplemental terms on which the Trust is held.

OPERATIVE PROVISIONS:

PART A - INTERPRETATION

1      DEFINITIONS AND INTERPRETATION

--------------------------------------------------------------------------------
DEFINITIONS
                 1.1 The following terms have the meaning set out below unless the context otherwise requires:

                       DEFINITIONS SCHEDULE means the agreement called "Kingfisher Master Trusts Master Definitions Schedule" dated on or about the date of this deed and made between the Trustee, the Trust Manager and P.T. Limited (ABN 67 004 454 666) as the Security Trustee.

INTERPRETATION
                 1.2 Except to the extent to which words and phrases are otherwise defined in this deed, words and phrases defined in the Definitions Schedule shall bear the same meaning in this deed. In the event of any inconsistency between a definition in this deed and a definition in the Definitions Schedule, the definitions in this deed will prevail. Any amendment to the Definitions Schedule will only apply to this deed if that amendment has been made in accordance with clause 36 of this deed.

                                                                               2
--------------------------------------------------------------------------------
                 1.3 Clauses 1.2, 1.3, 1.4 and 1.5 of the Definitions Schedule are incorporated in this deed as though they were set out in full in it.

OPERATION OF INDEMNITIES
                 1.4   (a)   Each indemnity in this deed survives the expiry
                             or termination of this deed.

                       (b) A party may recover a payment under an indemnity in this deed before it makes a payment in respect of which the indemnity is given.

PART B - TRUSTS

2      THE TRUSTS
--------------------------------------------------------------------------------
TRUSTEE
                 2.1 Provided that its appointment has not been terminated in accordance with this deed and the relevant Supplemental Deed, the Trustee is appointed and agrees to act as the trustee of each Trust established under this deed with effect from the date of constitution of the relevant Trust, on the terms and conditions contained in this deed and the relevant Supplemental Deed.

TRUST MANAGER
                 2.2 Provided that its appointment has not been terminated in accordance with this deed and the relevant Supplemental Deed, the Trust Manager is appointed and agrees to act as the manager of each Trust established under this deed with effect from the date of constitution of the relevant Trust, on the terms and conditions of this deed and the relevant Supplemental Deed.

DECLARATIONS OF TRUST
                 2.3 The Trustee declares that it will act as trustee in respect of the Assets of each Trust with, and subject to, the powers and conditions contained in this deed and the relevant Supplemental Deed. The Trustee must, in respect of each Trust, hold the Assets of that Trust on trust for the Unitholders of that Trust on and subject to this deed and the relevant Supplemental Deed.

ASSETS AND LIABILITIES TO BE KEPT SEPARATE
                 2.4 The Trustee must keep the Assets of each Trust separate and must allocate to each Trust those Liabilities which in the opinion of the Trust Manager, are properly referable to that Trust (but subject to the terms of clause 6.3). Subject to the provisions of this deed and the relevant Supplemental Deed, the Trustee may pay out of the relevant Trust (and/or make such provision as the Trust Manager considers adequate) all Liabilities in connection with a Trust.

3      ESTABLISHMENT OF TRUSTS
--------------------------------------------------------------------------------
ESTABLISHMENT
                 (a)   The Trust Manager may at any time create a Trust by
                             lodging with the Trustee:

                                                                               3
--------------------------------------------------------------------------------
                             (i) a Notice of Creation of Trust in the form set out in Schedule 1, or such other form as may be agreed from time to time by the Trustee and the Trust Manager, which relates to that Trust; and

                             (ii) the sum of $10 to constitute the initial Assets of the Trust.

                       (b) On satisfaction of clause 3.1(a) and execution of the Notice of Creation of Trust by the Trustee, the Trust referred to in the relevant Notice of Creation of Trust shall be constituted.

                       (c) The Trust Manager has sole and unfettered discretion whether or not to create a particular Trust.

NO LIMIT
                 3.2 There is no limit to the number of Trusts that may be created.

NAME OF TRUSTS
                 3.3 Each Trust will have such name as the Trust Manager may determine, notice of which it agrees to give to the Trustee.

SUPPLEMENTAL DEED
                 3.4 A Supplemental Deed may specify provisions which are to apply to the Trust constituted under the relevant Notice of Creation of Trust in addition to, in place of, or by way of amendment to, the provisions of this deed. Any such additions, replacements or amendments apply only to the Trust named in the Supplemental Deed. In the event of any inconsistency between the terms of this deed and the terms of the Supplemental Deed for a Trust, the Supplemental Deed will prevail for the purposes of that Trust.

SERVICER
                 3.5 A person approved by the Trust Manager may at any time become a Servicer for the purposes of this deed and a Trust by:

                       (a) executing the Supplemental Deed for that Trust in respect of which that person is the "Servicer" and by executing a Master Servicer Deed; or

                       (b) agreeing to act as a "Servicer" under the terms of the Receivables Acquisition and Servicing Agreement entered into by the Trustee, the Trust Manager and that person in respect of the Trust.

                       Upon execution of such relevant documents by that person, that person shall be a Servicer with respect to that Trust for the purposes of this deed with all the rights and obligations imposed on it as if it were a party to this deed.

                                                                               4
--------------------------------------------------------------------------------
4      DURATION AND TERMINATION OF THE TRUSTS
--------------------------------------------------------------------------------
COMMENCEMENT
                 4.1 A Trust commences on the date of its constitution pursuant to clause 3.1.

TERMINATION
                 4.2   A Trust terminates:

                       (a)   on the earlier of:

                             (i) the date which is 80 years after its date of constitution; and

                             (ii) termination of the Trust under this deed or the relevant Supplemental Deed, statute or general law; or

                       (b) at any time after the Borrowings in respect of that Trust and any other creditors (including, without limitation, the Secured Creditors) of the Trust have been repaid in full and the Trust Manager notifies the Trustee in writing that the Trust is to be terminated, such date being the TERMINATION DATE.

                       The provisions of this deed (including, without limitation, the Trust Manager's obligations and clause
                       40) continue after the Termination Date of the Trust until its winding up is completed.

                       Except in the period before the creation of the first Trust, this deed will terminate if there are no Trusts in existence at any time and the Trust Manager notifies the Trustee in writing that this deed is to be terminated.

SUPPLEMENTAL DEED
                 4.3 The Trust Manager and the Trustee must realise the Assets of a Trust on and after its Termination Date in accordance with the provisions contained in the Supplemental Deed for that Trust.

FINAL DISTRIBUTION
                 4.4 The net proceeds of realisation, after discharging or providing for all Liabilities of a Trust (including any contingent or potential liabilities) in accordance with this deed and the relevant Supplemental Deed and meeting the expenses (including anticipated expenses) of termination, must be distributed in accordance with the Supplemental Deed for that Trust.


5      INTEREST OF NOTE HOLDERS AND UNITHOLDERS
--------------------------------------------------------------------------------
ENTITLEMENT TO A TRUST
                 5.1 The beneficial interest in each Trust will be constituted by the issue of:

                       (a) a Residual Capital Unit; and

                                                                               5
--------------------------------------------------------------------------------
                       (b) a Residual Income Unit,

                       of that Trust in accordance with the relevant Supplemental Deed. The beneficial interest of each Trust is vested in the holders of the Residual Capital Unit and the Residual Income Units of that Trust in accordance with this deed and that relevant Supplemental Deed.

                 5.2 The rights and interests of the Residual Income Unitholder, the Residual Capital Unitholder and the Secured Creditors in respect of a Trust will be determined in accordance with the relevant Supplemental Deed.

RESTRICTIONS
                 5.3 No Unitholder in respect of a Trust is entitled (other than as expressly provided in this deed or any other Transaction Document in respect of that Trust) to:

                       (a) interfere with any Trust or any rights or powers of the Trust Manager, Trustee or a Servicer under this deed or any other Transaction Document in respect of that Trust;

                       (b) exercise a right in respect of an Asset of any Trust or lodge a caveat or other notice affecting an Asset of any Trust or otherwise claim any interest in an Asset of any Trust;

                       (c) subject to the Transaction Documents for that Trust, require the transfer to it of any Asset of any Trust;

                       (d)   seek to terminate or wind up any Trust;

                       (e) have any recourse whatsoever to the Trustee or the Trust Manager in its personal capacity except in the case of fraud, gross negligence or wilful default on the part of the Trustee or the Trust Manager; or

                       (f) seek to remove the Trustee, the Trust Manager or a Servicer.

                             However, nothing in this clause prevents a Unitholder from:

                             (i) exercising its rights in connection with any Transaction Document;

                             (ii) taking proceedings to obtain an injunction or other order to restrain any breach of any Transaction Document; or

                             (iii) taking proceedings to obtain declaratory
                                   relief in relation to any Transaction
                                   Document.

RANKING
                 5.4 The rights of any Unitholder of a Trust at all times rank after, and are subject to, the interests of the Secured Creditors of that Trust including, without limitation, in relation to any payment obligations in respect of the Notes.

                                                                               6
--------------------------------------------------------------------------------
PART C - ASSETS

6      SELLER TRUST
--------------------------------------------------------------------------------
CONSTITUTION OF SELLER TRUST
                 6.1 Subject to this clause 6, a Seller Trust is constituted each time a Supplemental Deed which names a person as a "Seller" in respect of the Trust to which that Supplemental Deed relates is executed. The Seller Trust Assets of each Seller Trust vest in the Trustee and are held by the Trustee on and subject to this deed.

DECLARATION OF TRUST
                 6.2 The Trustee declares that it will hold all its right, title and interest in the Seller Trust Assets of a Seller Trust on bare trust for the relevant Seller.

                 6.3   With respect to:

                       (a) a Trust, the Trustee will hold all of its right, title and interest in so much of any Related Security, Title Documents and Monetary Rights for each Purchased Receivable from time to time assigned to the Trustee as trustee of that Trust (including, without limitation, the proceeds of enforcement of that Purchased Receivable) as is necessary to enable the full and final repayment of all amounts owing by the Debtor in respect of the Purchased Receivable, on trust for that Trust; and

                       (b) the Seller Trust, the Trustee will hold each other Secured Liability and the balance (if any) of any Related Securities, Title Documents and Monetary Rights on trust for the relevant Seller Trust.

ENTITLEMENT
                 6.4 The beneficial interest in the Seller Trust Assets relating to a Trust vests absolutely in the relevant Seller.

DEALING WITH ASSETS
                 6.5 Subject to the terms of this deed and the relevant Supplemental Deed:

                       (a) the relevant Seller is entitled to deal with its Seller Trust Assets in its absolute discretion;

                       (b) the Trustee must not deal with the Seller Trust Assets of any Seller Trust other than in accordance with the directions given to it by the relevant Seller from time to time; and

                       (c) the Trustee must act in accordance with any direction given to it by the Seller in respect of its Seller Trust Assets,

                       except if the Trustee considers that it would be illegal for the Trustee to do so, would constitute a breach of any document, agreement or law or would result in the Trustee's exposure to a risk of personal liability where the Trustee is not satisfied, in its absolute discretion, that the

                                                                               7
--------------------------------------------------------------------------------
                       relevant Seller will be able to indemnify or reimburse the Trustee in accordance with clause 6.11.

TREATMENT OF SHARED COLLATERAL
                 6.6   Where:

                       (a)   a Purchased Receivable forms part of a Trust;

                       (b) an Other Secured Liability forms part of a Seller Trust; and

                       (c) the Related Security which secures the Purchased Receivable also, in accordance of the terms of this deed and the relevant Supplemental Deed, secures the Other Secured Liability, then all moneys received by a Seller, the Servicer, the Trust Manager, or the Trustee or any receiver, receiver and manager or attorney under or in relation to a Purchased Receivable or any Other Secured Liability as a result of the enforcement of a Purchased Receivable or its Related Security shall be applied in accordance with the directions of the Trust Manager and in the following order of priority:

                       (d) first, to meet all costs, charges and expenses of the Trustee or the relevant mortgagee or any receiver, receiver and manager or attorney incurred in the enforcement of the Purchased Receivable and its Related Security;

                       (e) second, in satisfaction of amounts owing under the Purchased Receivable, to be held on the terms of the relevant Trust; and

                       (f) third, as to any excess, in satisfaction of the Other Secured Liability.

                       For the avoidance of doubt, the Seller acknowledges that:

                       (i) it may not take any action that would restrict or prevent the transfer of, and its consent will not be required to transfer, Receivables and Related Securities between Trusts, or from a Trust to any other person, in accordance with this deed and the relevant Supplemental Deed or any other action which the Trustee may take in respect of the Receivables or Related Securities in accordance with this deed and the relevant Supplemental Deed (provided that the other Trust, or the other person, to whom the Receivable and Related Security is transferred is made aware of the existence of the interests of the Seller in the Receivable and Related Security);

                       (ii) it will not, and has no right to, take any action which may affect or restrict the ability of the Trustee or the Security Trustee (or any receiver, receiver and manager or attorney appointed by any of them) to take any enforcement action in respect of a Receivable and its Related Security. The Seller will not demand, nor will it receive (or be entitled to receive) any payment in respect of an interest in the Related Security

                                                                               8
--------------------------------------------------------------------------------
                             until all payments referred to in clauses 6.6(d) and (e) have been paid in full; and

                       (iii) it may not direct the Trustee to take any action
                             with respect to a Seller Trust Asset that may prejudice the interests of Unitholders and/or Secured Creditors.

PROCEEDS
                 6.7 Subject to clause 6.6, a Seller may retain any proceeds received by it from the Seller Trust Assets of its Seller Trust.

                 6.8 Subject to clause 6.6, the Trustee must immediately pay to or at the direction of the relevant Seller any proceeds the Trustee receives in respect of the Seller Trust Assets of that Seller Trust. Any such payment constitutes a good discharge to the Trustee.

CLAW-BACK
                 6.9 The relevant Seller must immediately pay to or at the direction of the Trustee any payments made erroneously by the Trustee to the relevant Seller under clause 6.8.

DUTIES
                 6.10  (a)   The Trustee owes no fiduciary or other duties to
                             a Seller in respect of the Seller Trust Assets of a Seller Trust other than as set out in this clause. The Trustee is not, in any event, liable to a Seller for any loss to the Seller
                             Trust Assets of a Seller Trust as a result of acting on the directions of that Seller or for not acting as a result of that Seller failing to give a direction to the Trustee. The only recourse of the Seller against the Trustee in respect of a Seller Trust will be for any loss suffered by the Seller to the extent that the Trustee is guilty of fraud, gross negligence or wilful default.

                       (b) The Trustee has no liability to the Unitholders of a Trust or to the Secured Creditors of a Trust for acting on the directions of a Seller (or for not acting, where a Seller fails to give a direction to the Trustee) in respect of the Seller Trust Assets that are referable to that Trust.

INDEMNITY
                 6.11 Without limiting any other indemnity to which the Trustee is entitled, and subject to clause 6.12, the Seller indemnifies the Trustee against any cost, expense, loss or liability incurred by the Trustee as a result of any dealing with the Seller Trust Assets by the Seller, the Trustee complying with directions given to it by the Seller in respect of any Seller Trust Assets or as a result of not acting if the Seller gives it no direction. The Seller must pay or reimburse the Trustee on demand for all expenses payable in connection with this indemnity. The provisions of clauses 24 and 40 apply to the Seller Trust as if it were a "Trust".

                 6.12 The indemnity given by the Seller in clause 6.11 will not apply to the extent that the relevant cost, expense, loss or liability arises as a result of the Trustee's fraud, gross negligence or wilful default.


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                                                                               9
--------------------------------------------------------------------------------
TERMINATION
                 6.13 Subject to this deed, a Seller Trust terminates when the Trustee ceases to have any right to or interest in, the Seller Trust Assets of that Seller Trust.

TRANSFER
                 6.14  If:

                       (a) any Purchased Receivables and Related Securities are transferred from a Trust to another Trust in accordance with this deed or the Supplemental Deed for a Trust; and

                       (b)   a Seller Trust exists in respect of any such
                               Related Securities,

                       then, subject to this deed, the Seller Trust in respect of the relevant Related Securities will cease to exist in respect of the Trust from which those Related Securities are transferred and the Seller Trust established under the Supplemental Deed for the Trust to which those Related Securities are transferred will from that time apply to those Related Securities. The consent or approval of the relevant Seller is not required in respect of such a transfer.

OTHER LIABILITIES
                 6.15 A Seller may provide additional or further financial accommodation to a Debtor which is secured by a Related Security (other than any such financial accommodation provided in respect of a Purchased Receivable) which has been assigned to a Trust after that assignment has taken place. The definition of OTHER SECURED LIABILITY includes that further financial accommodation.

SHARED SECURITIES
                 6.16  (a)   The Trustee must not, and the Trust Manager must
                             not direct the Trustee to, sell, transfer or grant any Security Interest over any Shared
                             Security which is held by it partly as trustee for a Trust or a Warehouse Trust, as the case may be, and partly by it as trustee for the relevant Seller Trust without notifying the relevant transferee or holder of the Security
                             Interest of the existence of the interest of the Seller as beneficiary of that Seller Trust in that Shared Security.

                       (b) The Seller (as beneficiary of the relevant Seller Trust) has the power, in the case of a Shared Security over Land, to lodge a caveat over any Shared Security where the Trustee has, in breach of clause 6.16(a) sold, transferred or granted any Security Interest or the Seller reasonably believes that the Trustee will sell, transfer or grant any Security Interest.


7      ACQUISITION OF ASSETS FROM A SELLER
--------------------------------------------------------------------------------
                 7.1 The Trustee may acquire Receivables and Related Securities from a Seller:

                                                                              10
--------------------------------------------------------------------------------
                       (a)   pursuant to the terms of a Receivables
                             Acquisition and Servicing Agreement; or

                       (b) pursuant to the terms of clauses 7 and 8 of this deed.

                 7.2 Clauses 7.3 to 7.5 (inclusive) and clause 8 do not apply to the acquisition of any Receivables and Related Securities pursuant to a Receivables Acquisition and Servicing Agreement.

SELLER MAY MAKE OFFER
                 7.3 If a Seller wishes to offer to assign to the Trustee, on the terms of this deed, its right, title and interest in and to Receivables and Related Securities, that Seller may do so by giving to the Trustee (with a copy to the Trust Manager) a Sale Notice substantially in the form of
                       Schedule 2 in relation to those Receivables and Related Securities. A Sale Notice must be given no later than 5 Business Days (or such other period agreed between the Seller, the Trustee and the Trust Manager) before the date specified in the Sale Notice as the Closing Date for that offer. A Sale Notice is irrevocable after 5:00 pm (Sydney time) 3 Business Days before the proposed Closing Date.

REQUIREMENTS FOR A SALE NOTICE

                 7.4   A Sale Notice must:

                       (a) be in, or substantially in, the form of Schedule 2 and be executed by two Authorised Officers of the relevant Seller, or be in such other form and executed by such persons as are otherwise agreed between the relevant Seller, the Trust Manager and the Trustee;

                       (b)   be delivered to the Trustee and the Trust
                             Manager:

                             (i) after the Trust to which it relates has been constituted in accordance with clause 3 of this deed; and

                             (ii) before the Termination Date in respect of that Trust;

                       (c)   specify the Trust to which the offer relates;

                       (d) specify in writing the proposed Cut-Off Date and the intended Closing Date;

                       (e)   specify the Purchase Price;

                       (f) be accompanied by the details agreed between the Trust Manager, the Seller and the Trustee in respect of each Receivable and Related Security referred to in the Sale Notice as being offered for sale to the Trustee; and

                       (g) confirm that all representations and warranties made by the Seller in the Transaction Documents are true and correct as at the date of the Sale Notice.


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                                                                              11
--------------------------------------------------------------------------------
OFFER
                 7.5 Once given, a Sale Notice constitutes an offer by the Seller to assign to the Trustee in equity with effect from the relevant Closing Date the Seller's right, title and interest in and to:

                       (a)   each Receivable identified in the Sale Notice;

                       (b) each Related Security in relation to each such Receivable;

                       (c) the Monetary Rights from time to time in relation to each such Receivable;

                       (d) any Title Documents from time to time in relation to each such Receivable, and

                       (e) any Other Secured Liability which is referable to a Related Security referred to in paragraph (b).

NO OBLIGATION TO OFFER OR ACCEPT
                 7.6 Notwithstanding satisfaction of relevant conditions precedent or any negotiations between a Seller and the Trustee, nothing in this deed obliges:

                       (a)   a Seller to give a Sale Notice; or

                       (b) the Trustee to accept the offer contained in a Sale Notice,

                       and no contract for the sale and purchase of the items referred to in clause 7.5 will arise unless and until the Trustee accepts the offer contained in a Sale Notice in accordance with this deed.

8      ACCEPTANCE OF A SALE NOTICE
--------------------------------------------------------------------------------
ACCEPTANCE OF SALE NOTICE
                 8.1 The Trustee may only accept the first Sale Notice in accordance with this deed if the Trust Manager confirms to it that the conditions precedent in clause 9.1 have been satisfied. The Trustee may only accept the offer contained in a Sale Notice in relation to all the Receivables specified in it.

                 8.2 If directed to do so by the Trust Manager (in the form agreed between the Trustee and the Trust Manager), the Trustee must accept a Sale Notice pursuant to clause 8.1, by, and only by, paying the Purchase Price to or at the direction of the relevant Seller in Cleared Funds on the relevant Closing Date.

BINDING AGREEMENT
                 8.3 Acceptance of a Sale Notice by the Trustee in accordance with clause 8.2 will constitute:

                       (a) a legal, valid and binding agreement between the Seller and the Trustee on the terms contained in this deed; and

                                                                              12
--------------------------------------------------------------------------------
                       (b) without any further act or instrument by the parties, an immediate assignment in equity of the Seller's entire right, title and interest in each of the items referred to in clause 7.5 with effect from the relevant Closing Date.

TRANSFER IN EQUITY ONLY
                 8.4 Unless otherwise specified, any sale, transfer or assignment to the Trustee of the items referred to in clause 7.5 is equitable only. Unless and until the Trustee perfects its legal title to such items in accordance with this deed and the relevant Supplemental Deed, the Trustee must not:

                       (a) take any steps to perfect its title to those items; or

                       (b) disclose any information in respect of any sale, transfer or assignment, or give any notice to, or communicate with, any Debtor or Security Provider,

                       except in accordance with this deed and the relevant Supplemental Deed. In the case of a Purchased Receivable which is a Housing Loan, the Trustee must not lodge any Transfer in respect of a Related Security with the land titles office of any State or Territory of Australia unless, and until, the Trustee declares that a Title Perfection Event has occurred. In the case of any other Purchased Receivable, the Trustee must not take any steps to obtain legal title to that Receivable unless, and until, the Trustee declares that a Title Perfection Event has occurred. In the case of a Receivable which is a Housing Loan, the Trustee may lodge a caveat if it has actual notice of a Seller taking action which will, or is likely to, adversely affect the Trustee's equitable ownership of the Housing Loan and the Related Securities.

SALE NOT TO AMOUNT TO ASSUMPTION OF OBLIGATIONS
                 8.5   (a)   Any sale of Receivables and Related Securities,
                             or giving of a Security Interest over
                             Receivables, to the Trustee as contemplated by this deed does not constitute an assumption by the Trustee or the Trust Manager of any obligation or liability of the Seller or of any other person in relation to such Receivables and the Related Securities or any other item referred to in clause 7.5. In particular, the Seller retains the obligation to make such further advances or provide such other financial accommodation as the Seller was required to make or provide under such Receivables.

                       (b) If, after the sale of any Receivables and Related Securities to the Trustee, the cashflows or collections in respect of those Receivables or Related Securities are adjusted or renegotiated in any manner, the Trustee is the person who is subject to the renegotiated or adjusted terms, and not the Seller.

FUTURE RECEIVABLES
                 8.6 Without limiting the effect of any assignment of the items referred to in clause 7.5 occurring upon the Trustee accepting a Sale Notice in accordance with this deed, the Seller's right, title and interest in respect of any such items arising after the Closing Date form part of

                                                                              13
--------------------------------------------------------------------------------
                       the rights assigned to the Trustee and, immediately following the making of any additional financial accommodation under a Purchased Receivable, vest in the Trustee in accordance with the assignment of those items pursuant to this deed.

ADJUSTMENTS
                 8.7 Following the acceptance by the Trustee of a Sale Notice, or following any transfer of Receivables and Related Securities between Trusts in accordance with this deed and the Supplemental Deeds for the relevant Trusts, the Trust Manager shall calculate, and notify the Trustee of, and the Trustee shall pay, the amount of:

                       (a)   any Accrued Interest Adjustment; and

                       (b)   any Principal Adjustment,

                       that may be due from the Trustee to the Seller, or from one Trust to another Trust, at any time in accordance with the provisions (if any) of the relevant Sale Notice or the relevant Supplemental Deed (as the case may be).


9      CONDITIONS PRECEDENT TO ACQUISITION OF ASSETS
--------------------------------------------------------------------------------
CONDITIONS PRECEDENT
                 9.1 The Trustee must not acquire Receivables and Related Securities from a Seller (whether pursuant to a Receivables Acquisition and Servicing Agreement or pursuant to this deed) unless and until the Trust Manager advises the Trustee that the Trust Manager has received, in form and substance reasonably satisfactory to the Trust Manager, the following:

                       (a)   a certified copy of:

                             (i)   the constitution and certificate of
                                   incorporation of the relevant Seller;

                             (ii) an extract of the minutes of a meeting of the board of directors of the relevant Seller authorising the power of attorney under which the Transaction Documents, to which the relevant Seller is a party, will be signed or such other authority and/or resolutions as the Trust Manager may require in the relevant Supplemental Deed;

                             (iii) the power of attorney under which the
                                   Transaction Documents to which it is a
                                   party have been executed by the Seller;

                       (b) a certified list setting out in full the name and specimen signature of each Authorised Officer required by the relevant Seller and required by the Trust Manager;

                       (c) a legal opinion from legal advisers to the relevant Seller dealing with, amongst other things, the legally valid, binding

                                                                              14
--------------------------------------------------------------------------------
                             and enforceable nature of the obligations of the relevant Seller under the Transaction Documents to which it is a party;

                       (d)   each Power of Attorney executed by the relevant
                             Seller;

                       (e) any other conditions precedent as are specified in the relevant Supplemental Deed have been satisfied; and

                       (f) the Trust which is to acquire the relevant Receivables has been constituted in accordance with this deed.

BENEFIT OF TRUSTEE
                 9.2 The conditions precedent set out in this clause 9 are for the benefit of the Trustee as trustee of a Trust and any of them may be waived by the Trust Manager of that Trust in its absolute discretion having regard to its duties and obligations to the relevant prospective and existing Secured Creditors and the Unitholders of that Trust.

CERTIFICATIONS
                 9.3 Anything required to be certified under this clause must be certified by the secretary or a director of the Seller or the Trust Manager (as the case may be) as being true and complete as at a date no earlier than the date of issue of the relevant Sale Notice.


10     INVESTMENT OF THE TRUSTS GENERALLY
--------------------------------------------------------------------------------
TRUST MANAGER SELECTS INVESTMENTS
                 10.1  Subject to the terms of this deed:

                       (a) the Trust Manager alone shall have absolute and uncontrolled discretion to determine, and it shall be the duty of the Trust Manager to:

                             (i)   recommend or propose in writing to the
                                   Trustee (which may be under a Supplemental
                                   Deed), the manner in which any moneys
                                   forming part of a Trust shall be invested and what purchases, sales, transfers, exchanges, collections, realisations or alterations of Assets shall be effected and when and how the same should be effected; and

                             (ii) give to the Trustee all directions which the Trustee may desire in relation to the above matters; and

                       (b) it shall be the role of the Trustee to give effect to all such recommendations or proposals of the Trust Manager as are communicated by the Trust Manager to the Trustee in accordance with this clause, but the Trust Manager may not give any direction to the Trustee which conflicts with the terms of the Trust, including the Supplemental Deed for that Trust.


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                                                                              15
--------------------------------------------------------------------------------
INVESTMENT PROPOSALS
                 10.2 Subject to clause 9 and to clause 10.4, the Trust Manager shall from time to time give to the Trustee of a Trust a proposal for an investment in property which is to constitute Assets of that Trust and for the sale, transfer or other realisation of or dealing with the Assets of that Trust. Each proposal must:

                       (a) be in writing in a form agreed between the Trustee and the Trust Manager;

                       (b) specify the Assets to be purchased, sold, transferred or originated;

                       (c) specify the action (if any) to be taken by the Trustee to give effect to it;

                       (d) contain a certification by the Trust Manager that the giving effect to the proposal by the Trustee will be in accordance with this deed;

                       (e) specify the price to be paid for the Asset or, in the case of a loan to be made by or financial accommodation to be provided to the Trustee, the amount of the loan or the accommodation;

                       (f) specify to whom any amount is payable under paragraph (e), or if an Asset is to be acquired from a Trust, the name of that Trust; and

                       (g) contain all other information which the Trustee may reasonably require to satisfy itself that certification is correct and to give effect to the proposal.

                       This clause does not apply to an investment by the Trustee in any Asset which is originated by the Trustee under an Origination and Management Deed.

DISCRETION OF TRUST MANAGER
                 10.3 The Trust Manager shall have the fullest discretion to recommend in the proposal the time and mode of and the broker, contractor or agent (if any) to be engaged in the implementation of the proposal including the right to recommend a postponement for so long as the Trust Manager in its discretion shall think fit.

TRUSTEE TO ACT
                 10.4 Subject to this deed, on receipt of any written proposal by the Trust Manager under clause 10.2, the Trustee:

                       (a) must comply with that proposal in accordance with this deed unless the Trustee considers that it would be illegal for the Trustee to do so, would constitute a breach of any fiduciary duty in respect of the Trust or of any document, agreement or law or would result in the Trustee's exposure to a risk of personal liability where the Trustee is not satisfied (acting reasonably) that it will be adequately indemnified or


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                                                                              16
--------------------------------------------------------------------------------
                             reimbursed for any cost, expense, loss or liability which it will or may incur as a result of complying with such proposal; and

                       (b) may rely upon the recommendations and advice of the Trust Manager with respect to any such proposal, without being under a duty to make any inquiries or to make any assessments or judgment in relation to:

                             (i)   the merits of the proposal; or

                             (ii)  whether the proposed investment is an
                                   Authorised Investment or is otherwise
                                   permitted under or complies with this deed.
                                   Subject to this deed, the Trustee must not make or acquire an investment if it knows that it is not an Authorised Investment or that it does not comply with this deed.


11     ORIGINATION OF ASSETS
--------------------------------------------------------------------------------
TRUST MANAGER'S ROLE
                 11.1 The Trust Manager must ensure that sufficient Assets of each Trust are in cash to enable the Trustee to give effect to the Trust Manager's decisions. The Trustee must not acquire or dispose of any Asset of a Trust except as directed by the Trust Manager.

DIRECTIONS
                 11.2 Subject to any Origination and Management Deed and the relevant Supplemental Deed, the Trust Manager must give the Trustee a direction in writing for the investment of any of the Assets of a Trust in any Receivable, Related Securities or Authorised Investments and as to the origination, sale, transfer, exchange or alteration of any Receivable, Related Security or Authorised Investment (including, without limitation, standing or general directions in relation to the above). The Trustee must exercise any voting rights in respect of Authorised Investments in such manner as the Trust Manager directs from time to time.

CONTINGENCIES
                 11.3 If an investment proposed by the Trust Manager involves the Trustee incurring any material liability (in the reasonable opinion of the Trustee) or any additional liability that may exceed the Net Assets of the Trust, then the Trustee need not give effect to the Trust Manager's decision unless the Trustee's liability is limited in a manner which is consistent with clause 40.

SUPPORT FACILITIES
                 11.4 The Trustee shall, in relation to any Trust, on the prior direction of the Trust Manager enter into, or acquire and perform, any Support Facility or Hedging Arrangement on such terms and conditions as are reasonably required by the Trust Manager and set out in the relevant Supplemental Deed.


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                                                                              17
--------------------------------------------------------------------------------
POWER
                 11.5 The Trustee and the Trust Manager have the power to enter into one or more Origination and Management Deeds to appoint Originators on such terms and conditions as the Trust Manager and the Trustee think fit.

RELATIONSHIP WITH ORIGINATOR
                 11.6 An Originator, in performing its duties and obligations under an Origination and Management Deed, shall be acting as an independent contractor only and not as a delegate or agent of either the Trustee, the Servicer or the Trust Manager unless expressly provided otherwise in the relevant Origination and Management Deed.

ORIGINATION AND MANAGEMENT OF MORTGAGE LOANS
                 11.7 All Receivables and Related Securities must be entered into in accordance with the relevant Origination and Management Deed.

ENFORCEMENT OF RIGHTS
                 11.8 Each of the Trustee (at the direction of the Trust Manager) and the Trust Manager shall exercise any rights arising against an Originator that it has as a result of a breach by the Originator of its obligations under an Origination and Management Deed (and of which the Trustee or the Trust Manager respectively is actually aware) in a manner, and to the extent, that is consistent with their obligations and duties under this deed.

TRUST MANAGER WILL ACT AS ORIGINATOR
                 11.9 If the appointment of an Originator to manage any Receivables and Related Securities is terminated under an Origination and Management Deed, the Trust Manager shall appoint another person which is acceptable to the Trustee to manage the relevant Receivables and Related Securities and, failing such appointment, the Trust Manager shall itself manage those Receivables and Related Securities.


12     TRANSFERS BETWEEN TRUSTS
--------------------------------------------------------------------------------
POWER
                 12.1 The Trustee, as trustee of a Trust, has power to originate, acquire or dispose of Receivables and Related Securities in accordance with this deed and the Supplemental Deed relating to that Trust.

DIRECTION BY TRUST MANAGER
                 12.2 The Trust Manager may, from time to time, direct the Trustee to:

                       (a) acquire Receivables and Related Securities from another Trust in accordance with the Supplemental Deed for the first Trust using the proceeds of Borrowings of that Trust and/or other funds available to that Trust; or

                       (b) dispose of Receivables and Related Securities to a Relevant Acquirer (as hereinafter defined),

                       by means of a Receivables Transfer Direction.


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                                                                              18
--------------------------------------------------------------------------------
REQUIRED INFORMATION
                 12.3 A Receivables Transfer Direction must comply with the requirements of this deed and the relevant Supplemental Deed and include all relevant details relating to:

                       (a) the purchaser of the Receivables and the Related Securities (in this clause, the "RELEVANT ACQUIRER");

                       (b) the Trust which is selling the Receivables and Related Securities;

                       (c) the Receivables and Related Securities subject to the direction;

                       (d) the Cut-Off Date and the Closing Date for the Receivables;

                       (e) the amount and source of the Borrowings to be raised to enable the Trustee to acquire the Receivables and the Related Securities (where applicable) or, if not a Borrowing, the source of funds; and

                       (f)   the Purchase Price.

CONDITIONS TO ACCEPTANCE
                 12.4 The Trustee will not act on a Receivables Transfer Direction unless the direction complies with the requirements of clause 12.3 of this deed and any other requirements specified in the relevant Supplemental Deed.

                 12.5 If the Trustee accepts a Receivables Transfer Direction under clause 12.2, the Trust Manager shall do everything reasonably necessary to enable the Trustee to implement that Receivables Transfer Direction.

EFFECT OF ACCEPTANCE
                 12.6 If the Trustee complies with a Receivables Transfer Direction under clause 12.2 to acquire Receivables and Related Securities, it shall (acting on the direction of the Trust Manager):

                       (a)   pay the Purchase Price to acquire the
                             Receivables and Related Securities; and

                       (b)   acquire the Receivables and Related Securities,

                       and otherwise comply with the Receivables Transfer Direction.

TRANSFERS
                 12.7 A transfer shall take place under a Receivables Transfer Direction, or by such other method as the Trustee and the Trust Manager may determine or as required in a Transaction Document.

                 12.8 Upon payment of the agreed Purchase Price (as adjusted in accordance with the terms of the sale):

                       (a) by the Trustee as trustee of the acquiring Trust, the Trustee as trustee of the acquiring Trust will hold automatically, by virtue of this deed and without any further act or instrument or other


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                                                                              19
--------------------------------------------------------------------------------
                             thing being done or brought into existence, the benefit of all Purchased Receivables of that Trust transferred to it by the Trustee as trustee of the disposing Trust (together with the benefit of all Support Facilities and Hedging Arrangements which the Trustee and the Trust Manager agree are to be transferred, and all other rights and entitlements relating to the relevant Receivables); or

                       (b) by the Relevant Acquirer, the Trustee as trustee of the disposing Trust will treat the Purchased Receivable as having been repaid in full by that payment.

                 12.9 The Receivables Transfer Direction or other method of transfer (as the case may be) may, if so agreed between the Trustee and the Trust Manager, provide:

                       (a) that the Trustee, the Servicer or the transferor of the Purchased Receivables which are the subject of the transfer shall give for the benefit of the acquiring Trust specified representations, warranties and undertakings in relation to the Purchased Receivables; and

                       (b)   for the effect of any breach of a
                             representation, warranty or undertaking referred to in paragraph (a).

TRANSFER OF RIGHTS
                 12.10 When Purchased Receivables are transferred from a Trust, the rights and benefits of the Trustee, and the rights of indemnity or reimbursement of the Trustee with respect to that Trust in respect of the Purchased Receivables (including, without limitation, any representation, warranty, covenant or undertaking in favour of that party) are also transferred, with effect from the date of transfer, for the benefit of the acquiring Trust.

ADJUSTMENTS
                 12.11 Following a transfer of Purchased Receivables from a
                       Trust to any person (including, without limitation, another Trust), the Trust Manager shall calculate, and notify the Trustee of, and the Trustee shall pay, the amount of any Accrued Interest Adjustment and any Principal Adjustment relating to those Receivables that may be due from one Trust to another Trust or other person at any time in accordance with the provisions (if any) of the relevant Supplemental Deed or the relevant Receivables Transfer Direction (as the case may be).

PART D - TITLE PERFECTION EVENTS

13     TITLE PERFECTION EVENT IN RESPECT OF A TRUST
--------------------------------------------------------------------------------
EVENT
                 13.1 If the Trustee has notice that a Title Perfection Event has occurred and is subsisting in respect of a Trust, the Trustee must, by giving written notice to the Seller, the Servicer, the Trust Manager and each Designated Rating Agency, declare that a Title Perfection Event has

                                                                              20
--------------------------------------------------------------------------------
                       occurred in respect of that Trust. The Trust Manager must notify the Trustee as soon as practicable after becoming aware that a Title Perfection Event has occurred.

PERFECTION OF TITLE
                 13.2 If, and only if, a declaration is made by the Trustee in accordance with clause 13.1 in respect of the relevant Trust, the Trustee and the Trust Manager must as soon as practicable take all necessary steps to protect the Trustee's interest in, and title to, the Purchased Receivables and Related Securities forming part of the Assets of that Trust, including:

                       (a) the execution (where necessary, executed under the Power of Attorney) and lodgment of Transfers or caveats with the land titles office of the appropriate jurisdiction;

                       (b) give notice to the relevant Debtors and Security Providers of the sale of the relevant Purchased Receivables and Related Securities;

                       (c) give notice of its interest in, and title to, the relevant Purchased Receivables and Related Securities to any other interested person; and

                       (d) require each relevant Debtor to make all payments in respect of the relevant Purchased Receivables to the Collections Account.

POWER OF ATTORNEY
                 13.3 The Trustee must only use the Power of Attorney granted to it in respect of a Trust in the manner contemplated by clause 13.2 if it has declared that a Title Perfection Event has occurred in accordance with clause 13.

INDEMNITY
                 13.4 The Seller indemnifies the Trustee against all liabilities, loss, costs, charges and expenses incurred by the Trustee in protecting the Trustee's interest in, and title to, the Receivables and Related Securities after a Title Perfection Event has occurred in respect of the relevant Trust, including all registration fees, stamp duty, legal fees and disbursements, and the cost of preparing and transmitting all necessary documentation.

SERVICER
                 13.5 Subject to the terms of the relevant Supplemental Deed, any relevant Master Servicer Deed and any relevant Receivables Acquisition and Servicing Agreement, the Servicer will continue to act in its capacity as Servicer of a Trust after a Title Perfection Event has occurred in respect of that Trust.

SELLER TRUST
                 13.6 Following a declaration in accordance with clause 13.1 in respect of a Trust, the Trustee must continue to hold its interest in the Seller Trust Assets which relate to that Trust in accordance with this deed.

                                                                              21
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PART E - BORROWINGS

14     GENERAL

--------------------------------------------------------------------------------
GENERAL
                 14.1 Subject to the provisions of this deed and the relevant Supplemental Deed, the Trustee, at the written request of the Trust Manager (in the form agreed between the Trustee and the Trust Manager), and in respect of a Trust, must Borrow in accordance with this deed and the relevant Supplemental Deed for the purpose of, or ancillary to, the settlement, origination or acquisition of Receivables and Related Securities or to enable the Trustee to continue to fund its holding in Receivables and Related Securities. A Borrowing may take the form of an issue of Notes in accordance with the terms of this deed and the relevant Supplemental Deed or may be made under a Warehouse Facility Agreement.

                       The terms of any Borrowing in respect of a Trust will be governed by this deed, the relevant Supplemental Deed (as the same may be amended from time to time) and any Warehouse Facility Agreement which relates to that Trust or any other document.

DEALER AGREEMENT WITH RESPECT TO ISSUE OF NOTES
                 14.2 The Trustee has power, on the recommendation of the Trust Manager, to enter into a Dealer Agreement on terms upon which the Trustee can agree in advance to issue Notes on an Issue Date if the Trustee has received written notice from the Trust Manager confirming:

                       (a) that all relevant conditions precedent have been satisfied; or

                       (b) that arrangements have been entered into so that the Trust Manager has reasonable grounds to expect that the matters referred to in paragraph (a) will occur on or prior to the Issue Date.

TRUST MANAGER'S POWER
                 14.3  The Trust Manager has the power to:

                       (a) negotiate the terms and conditions of the issue of Notes;

                       (b) accept the terms and conditions of that issue of Notes with any Lead Manager or Panel Member for the issue of Notes and bind the Trustee to the issue of Notes on those terms and conditions; and

                       (c) direct the Trustee to issue Notes on those terms and conditions.

                       However, the Trust Manager's power to act and bind the Trustee in accordance with this clause is conditional on the Trustee being satisfied with the terms and conditions of the issue of Notes including the terms and conditions dealing with the personal liability of the Trustee.


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                                                                              22
--------------------------------------------------------------------------------
SUPPLEMENTAL DEED
                 14.4 Where the Borrowing takes the form of an issue of Notes, the Supplemental Deed for the relevant Trust must (where relevant) provide for, amongst other things, the following:

                       (a) the total number and name of the Notes to be issued, and the Class of the Notes (if any) or the basis upon which Notes are to be issued from time to time in respect of that Trust;

                       (b)   the Cashflow Allocation Methodology for that
                             Trust;

                       (c)   the Face Value of the Notes;

                       (d) the Coupon Rate in respect of each Class of Notes;

                       (e)   the Payment Dates in respect of the Trust; and

                       (f)   the final maturity date of the Notes.

SUBSCRIPTIONS
                 14.5 Subscriptions for Notes must be made in accordance with such form as is agreed between the Trust Manager and the Trustee. Upon receipt of a duly completed subscription form and the Issue Price for the Notes, the Trustee must subject to this deed:

                       (a) issue the Notes in accordance with the relevant Issue Notice;

                       (b) where the Notes are Registered Notes, issue within 10 Business Days an Acknowledgment to the subscriber in respect of the Notes;

                       (c) where the Notes are Registered Notes, enter into the Register of Note Holders the details of the subscriber as contained in the subscription form; and

                       (d) where the Notes are Bearer Notes, issue those Bearer Notes in accordance with the Note Trust Deed and the Supplemental Deed for the relevant Trust.

NO LIABILITY

                 14.6 In no circumstances will the Trustee or the Trust Manager be obliged to issue or procure the issue of Notes if the Trustee has not received sufficient applications for the Notes and payment in full in Cleared Funds of the subscription amount for the Notes. If insufficient moneys are raised on a proposed Issue Date for their intended purpose in accordance with this deed, neither the Trustee nor the Trust Manager shall have any obligation or liability to any person (including, without limitation, each other or any intending Note Holder) to issue the Notes or incur any other liability for any costs, loss or liabilities incurred in connection with the failure to issue the Notes (other than the return of any application moneys) or acquire or fund any Receivables.


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                                                                              23
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LOCATION OF NOTES
                 14.7 The property in Notes is regarded as situated at the place where the Register of Note Holders on which those Notes are recorded is located.


15     CONDITIONS PRECEDENT
--------------------------------------------------------------------------------
CONDITIONS PRECEDENT
                 15.1 The Trust Manager must not direct the Trustee to issue any Notes on an Issue Date in relation to a Trust unless:

                       (a) the relevant Trust has been constituted according to this deed;

                       (b) the Master Security Trust Deed or Global Master Security Trust Deed (as applicable) has been executed and remains in force;

                       (c) the Trustee has, if required, granted a first ranking charge to the Security Trustee over the Assets of that Trust by executing a Deed of Charge for the benefit of the Secured Creditors of that Trust;

                       (d) in relation to any issue of Notes, on or before the third Business Day before the Issue Date (or such other period as the Trustee and Trust Manager may agree), the Trust Manager directs (in the form agreed between the Trustee and the Trust Manager) the Trustee to issue Notes and (where applicable) has provided a Receivables Transfer Direction or a Sale Notice, and an Issue Notice, for that Trust to the Trustee;

                       (e) it is satisfied that any offer for the issue, or any invitation to apply for the issue, of:

                             (i)   the Notes:

                                   (A)    is an offer of securities for issue,
                                          or is an invitation to apply for the
                                          issue of securities, which does not
                                          need disclosure to investors under
                                          Part 6D.2 of Chapter 6 of the
                                          Corporations Law; and

                                   (B)    is made pursuant to an exemption
                                          from or is not subject to, the
                                          registration requirements of the
                                          Securities Act; or

                             (ii) at the time the direction is issued, the Notes comply with:

                                   (A)    the Financial Services Act, 1986
                                          (United Kingdom), all regulations made
                                          under or in relation to that Act and
                                          the Public Offers of Securities
                                          Regulations 1995;

                                   (B)    the Securities Act, all regulations
                                          made thereunder and all other laws or
                                          regulations of

                                                                              24
--------------------------------------------------------------------------------
                                          any jurisdiction of the United States
                                          of America regulating the offer or the
                                          issue of, or the subscription for, the
                                          Notes; and

                                   (C)    any other relevant laws; and

                       (f) it is satisfied that all other conditions precedent to the issuing of Notes on that Issue Date referred to in the relevant Supplemental Deed have been satisfied.

                 15.2 The Trust Manager must not make on behalf of the Trustee, or direct the Trustee to make, the first drawing under a Warehouse Facility Agreement in relation to a Warehouse Trust unless:

                       (a)   the relevant Warehouse Trust has been
                             constituted according to this deed;

                       (b) the Master Security Trust Deed or Global Master Security Trust Deed (as applicable) has been executed and remains in force;

                       (c) the Trustee has, if required, granted a first ranking charge to the Security Trustee over the Assets of that Warehouse Trust by executing a Deed of Charge for the benefit of the Secured Creditors of that Warehouse Trust; and

                       (d) it is satisfied that all other conditions precedent referred to in the relevant Supplemental Deed or the relevant Warehouse Facility Agreement have been satisfied.

CERTIFICATION
                 15.3 An Issue Notice must be accompanied by a certification by the Trust Manager that:

                       (a) it expects the revenue which the Debtors have contracted to pay under the Receivables which are assets of the Trust will be sufficient to enable the Trustee to meet the expenses of the Trust and the amounts due to the Secured Creditors of that Trust as and when they fall due;

                       (b) the terms of this deed with respect to the proposed issue or drawing have been, and will on the Issue Date or the date of the drawing continue to be, complied with;

                       (c) the acquisition of the Receivables (if any) and the characteristics of the Receivables are consistent with all information memoranda, notices, reports, statements and the like given to Secured Creditors; and

                       (d) assuming that all parties to all Transaction Documents relating to the relevant Trust, and all obligors in respect of the Assets of that Trust comply in full with their respective obligations under the relevant agreements or arrangement entered into with the Trustee, and having regard to:

                                                                              25
--------------------------------------------------------------------------------
                             (i)   the terms of those agreement or
                                   arrangements (including without
                                   limitation, the Transaction Documents);

                             (ii)  the terms of the Receivables;

                             (iii) the anticipated Liabilities of that Trust;
                                   and

                             (iv)  all other information available to the
                                   Trust Manager,

                             the Trustee will have available to it sufficient funds to enable it to comply with its obligations under the Transaction Documents in respect of that Trust.


16     TERMS OF ISSUE OF NOTES
--------------------------------------------------------------------------------
NOTES
                 16.1 The number and Class of Notes to be issued by the Trustee for a Trust on an Issue Date for that Trust will be determined by the Trust Manager in accordance with this deed and the Supplemental Deed and notified to the Trustee in the relevant Issue Notice.

CHARACTERISTICS
                 16.2 Each Class of Notes will have the characteristics specified in the relevant Supplemental Deed and, in the case of Bearer Notes, the relevant Note Trust Deed (including the Conditions).

ENTITLEMENT
                 16.3 Subject to the terms of this deed and the other Transaction Documents for the relevant Trust:

                       (a) each entry in the Register of Note Holders for the Trust in respect of a Registered Note relating to the Trust; and

                       (b) in relation to each Bearer Note relating to the Trust, that Bearer Note,

                       constitutes an independent and separate acknowledgment to the relevant Note Holders or Note Owners, as the case may be, by the Trustee of its indebtedness as trustee of the Trust for the Invested Amount of that Note, together with the other rights given to Note Holders and the Note Owners under this deed, the Supplemental Deed for the relevant Trust, the Master Security Trust Deed or Global Master Security Trust Deed (as the case may be), the Deed of Charge in respect of the relevant Trust and (in relation to a Bearer Note) the Note Trust Deed and the Conditions for the relevant Trust.

                                                                              26
--------------------------------------------------------------------------------
17     FURTHER CONDITIONS PRECEDENT TO THE ISSUE OF NOTES
--------------------------------------------------------------------------------
ISSUE NOTICE
                 17.1 The Trust Manager must prepare an Issue Notice which meets the requirements of, and contains the information set out in, Schedule 4 and deliver it to the Trustee no later than three Business Days before the proposed Issue Date for any Notes (or such shorter period as the Trustee and the Trust Manager may agree).

NO LIABILITY ATTACHES TO THE TRUST MANAGER
                 17.2 The Trust Manager shall not be liable in any way to meet any moneys payable by the Trustee or to any other person with respect to the preparation and service of an Issue Notice on the Trustee, the certifications in such an Issue Notice or the issue of any Notes. Nothing in this clause limits the Trustee from bringing an action against the Trust Manager for any loss, damage or expense suffered or incurred by the Trustee personally because of fraud, gross negligence or wilful default on the part of the Trust Manager in respect of the Issue Notice or the issue of Notes.

REQUIREMENTS FOR AN ISSUE NOTICE
                 17.3 An Issue Notice given by the Trust Manager to the Trustee in respect of a Trust under this Deed shall (whether in that Issue Notice, or in the relevant Supplemental Deed) specify the following in respect of the Notes:

                       (a) (CLASSES) whether any of the Notes will constitute a Class separate from any other Notes previously issued by the Trustee as trustee of the Trust or from any other Notes referred to in the Issue Notice;

                       (b) (NAME) the name of the Notes or, if the Notes are divided into more than one Class, the name of each Class of Notes;

                       (c) (AMOUNT) the total number of Notes and, if the Notes are divided into more than one Class, the number of Notes in each Class;

                       (d) (PRINCIPAL AMOUNT) the total principal amount of the Notes and, if the Notes are divided into more than one Class, the principal amount of each Class;

                       (e) (INTEREST) the interest on the Notes and whether that interest is fixed, floating or at a discount;

                       (f) (MINIMUM SUBSCRIPTION) the minimum subscription amounts for Notes (if any);

                       (g)   (ISSUE DATE) the proposed Issue Date;

                       (h) (MATURITY) the proposed maturity date of the Notes;

                       (i) (SECURITY TRUST AND SUPPORT FACILITIES) whether a Security Trust or any Support Facility or Hedging Arrangement needs

                                                                              27
--------------------------------------------------------------------------------
                             to be effected in relation to the proposed issue and, if so, reasonable details of these;

                       (j) (SALE NOTICE) if applicable, the relevant details of the Sale Notice to which the Issue Notice relates (including the details of the Receivables the subject of the Sale Notice as required by the Sale Notice).

NO ISSUE OF ISSUE NOTICE
                 17.4 The Trust Manager will not give an Issue Notice to the Trustee unless:

                       (a)   an Insolvency Event has not occurred in respect
                               of the Trustee; and

                       (b) the Trust Manager is satisfied that the issue of Notes pursuant to the Issue Notice will not require disclosure to investors under Part 6D.2 of the Corporations Law.


18     TRANSFER AND TRANSMISSION OF NOTES
--------------------------------------------------------------------------------
NO RESTRICTION ON TRANSFER
                       Subject to the relevant Supplemental Deed, there is no restriction on the transfer of Notes for a Trust. The relevant Supplemental Deed regulates the transfer and transmission of Notes for a Trust.


19     REGISTER OF NOTE HOLDERS
--------------------------------------------------------------------------------
REGISTER OF NOTE HOLDERS
                       The Trustee shall keep an up to date Register of Note Holders in respect of the Registered Notes only, and in accordance with the relevant Supplemental Deed. The Register of Note Holders may be maintained in electronic form. The Trustee will procure that a register be maintained with respect to any Bearer Notes in accordance with the Note Trust Deed for the relevant Trust, if any.


20     MEETINGS OF NOTE HOLDERS
--------------------------------------------------------------------------------
                 20.1 Any proposal requiring the consent of holders of Bearer Notes of a Trust will be determined in accordance with the Note Trust Deed for that Trust. Any proposal requiring the consent of the holders of Registered Notes of a Trust will be determined in accordance with this deed and the Supplemental Deed for that Trust.

                 20.2 In respect of Registered Notes, the Trustee, the Trust Manager and each Note Holder must comply with the contents of Schedule 5 in relation to the meetings of Note Holders. Subject to clause 20.3, Schedule 5 does not apply to Bearer Notes.

                 20.3 The procedure for convening a meeting at which all Note Holders are entitled to participate is set out in
                       Schedule 5, amended as follows:


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                                                                              28
--------------------------------------------------------------------------------
                       (a) any notice of a meeting given or required to be given to the holders of Bearer Notes must also be given to the Note Trustee;

                       (b) a meeting at which the Note Trustee is the only Note Holder pursuant to clause 20.3(c) must not, unless otherwise agreed by the Note Trustee, be held until the Note Trustee has had the opportunity of seeking and obtaining directions from the holders of Bearer Notes regarding how the Note Trustee is to vote at the meeting;

                       (c) the Note Holders in relation to the Bearer Notes means the Note Trustee alone, acting on behalf of the holders of Bearer Notes under the Note Trust Deed or, if the Note Trustee has become bound to take steps and/or to proceed under the Note Trust Deed and fails to do so within a reasonable time and such failure is continuing, the holders of Bearer Notes;

                       (d) if the Note Trustee is the only Note Holder in relation to the Bearer Notes pursuant to clause 20.3(c), it will be regarded as a representative holding or representing all of the Bearer Notes for the purposes of determining whether a quorum is present at such meeting, for determining the votes to which the Note Trustee is entitled to cast at such meeting and any other relevant matter relating to such meeting;

                       (e) if the holders of Bearer Notes become entitled to attend a meeting of Note Holders pursuant to clause 20.3(c), the evidence of the entitlement of such Note Holders to attend such meeting and to vote thereat, and any other relevant matters, will be determined in accordance with the provisions of the Note Trust Deed and the Agency Agreement, with such amendments as determined by the Trustee to be necessary; and

                       (f) if at a particular time the Note Trustee is or would be the only Note Holder in respect of a meeting of Note Holders, notwithstanding any other provision of this deed, the requirement to convene such a meeting and put such issue to such meeting will be satisfied if directions are sought from the Note Trustee on the particular issue that would otherwise be put to such meeting. Upon such a direction being given by the Note Trustee, a meeting of the Note Holders will be regarded as having been duly called, convened and held and the direction will be regarded as properly passed as an Extraordinary Resolution of such meeting.



21     LIABILITY OF NOTE HOLDERS, SECURED CREDITORS AND UNITHOLDERS
--------------------------------------------------------------------------------
LIABILITY LIMITED
                 21.1  (a)   No Note Holder or Unitholder shall have any
                             liability to indemnify the Trustee or Trust Manager if there is a deficiency in the Assets of a Trust to contribute to the Assets of a Trust,

                                                                              29
--------------------------------------------------------------------------------
                             or meet the claim of any creditor of the Trustee or Trust Manager in respect of that Trust.

                       (b) No Secured Creditor shall have any liability to indemnify the Trustee or Trust Manager if that Secured Creditor has no Secured Money payable or owing to it at that time.

RECOURSE LIMITED
                 21.2 The recourse of the Trustee and the Trust Manager and any other creditor (including each Note Holder and Secured Creditor) in respect of a Trust is limited to the Assets of that particular Trust in accordance with clause 40.

                                                                              30
--------------------------------------------------------------------------------
PART G - TRUST MANAGER


22     TRUST MANAGER
--------------------------------------------------------------------------------
POWERS
                 22.1 The Trust Manager must manage each Trust in accordance with the terms of the Transaction Documents until it retires or is removed. The Trustee is excluded from doing so except as set out in this deed.

OBLIGATIONS
                 22.2 Without limiting any other provision of this deed, the Trust Manager agrees to perform and provide the following services in respect of each Trust:

                       (a)   the co-ordination of Borrowings of the Trust;

                       (b) the selection and, subject to the appointment of any Servicer, the management of Receivables, Purchased Receivables, Authorised Investments and any Support Facilities and Hedging Arrangements required to be established and maintained pursuant to the Supplemental Deed of that Trust;

                       (c)   calculation of the Threshold Rate (if
                             applicable);

                       (d) the calculation of all determinations to be made on each Determination Date and of all payments to be made on each Payment Date in accordance with the Supplemental Deed of that Trust;

                       (e) supervision of all accounting, financial reporting and preparation of tax returns for the Trust;

                       (f) to prepare and deliver (by facsimile or such other method as the Trust Manager may consider appropriate) such statements and reports as may be required under the Transaction Documents for that Trust;

                       (g) to the extent that the Trust Manager has power to do so, attend to all such matters, acts and things as are reasonably necessary to enable the Trustee to perform and comply with its obligations under the Transaction Documents; and

                       (h) generally to act as the Trust Manager of each Trust as set out in this deed and the relevant Supplemental Deed.

DELEGATION
                 22.3 The Trust Manager, in carrying out its duties and obligations in relation to each Trust, may:

                       (a) by power of attorney appoint any person to be attorney or agent of the Trust Manager;

                       (b)   appoint in writing a person to be the agent of
                               the Trust Manager,

                                                                              31
--------------------------------------------------------------------------------
                             other than the Australia and New Zealand Banking Group Limited.

ACT ON EXPERT ADVICE
                 22.4 The Trust Manager may obtain and act on the opinion, advice or information obtained from Valuers, solicitors, barristers, surveyors, contractors, brokers, qualified advisers, accountants and other experts or consultants whether instructed by the Trust Manager or the Trustee which the Trust Manager considers are necessary, usual or desirable for the purpose of enabling the Trust Manager to be fully and properly advised and informed in order that it may properly exercise its powers and obligations under this deed or any Transaction Document.

NO POWER TO BIND TRUSTEE
                 22.5 The Trust Manager acknowledges that in exercising its powers, authorities and discretions vested in it and carrying out and performing its duties and obligations in relation to any Trust or any Asset, whether under this deed or under any Transaction Document, it has no power to bind the Trustee, otherwise than as expressly provided in this deed or such other Transaction Document.

GENERAL COVENANTS
                 22.6 The Trust Manager covenants with the Trustee in respect of each Trust that it will, until the Trust is terminated in accordance with this deed and winding up of the Trust is completed or until it has retired or been removed in accordance with this deed:

                       (a) use its best endeavours and carry on and conduct its business to which its obligations and functions under this deed relate, in a proper and efficient manner;

                       (b) subject to the appointment of any Servicer in respect of the Assets of the Trust, manage the Trust;

                       (c)   act honestly and in good faith in the
                             performance of its duties and in the exercise of its discretions under this deed;

                       (d) make available for inspection by the Trustee and the Auditor during normal business hours and after the receipt of reasonable notice, the books and records of the Trust Manager relating to the Trust;

                       (e) give to the Trustee and the Auditor written or oral information in the possession of the Trust Manager which either may reasonably require with respect to all matters relating to the Assets or the Trust;

                       (f) pay to the Trustee within three Business Days of receipt all money that is payable by the Trust Manager to the Trustee under the Transaction Documents (except as otherwise provided under the Transaction Documents);

                       (g) make any filings required in connection with the Trust or the Assets with any Governmental Agency;


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                                                                              32
--------------------------------------------------------------------------------
                       (h) prepare and submit to the Trustee for signing and filing on a timely basis all income or other
                             Tax returns or elections required to be filed with respect to the Trust and ensure that the Trustee is directed to pay any Taxes (including Taxes assessed on the income of the Trust, it being acknowledged however that the Trustee and the Trust Manager will cooperate to ensure that no such Tax falls due) required to be paid by the Trust;

                       (i) it will keep accounting records which correctly record and explain all amounts paid and received by the Trustee and the Trust Manager; and

                       (j) notify the Trustee and the Designated Rating Agency as soon as practicable after becoming aware that a Title Perfection Event or a Trust Manager Default has occurred.

RELIANCE ON ADVICE
                 22.7 If the Trust Manager relies in good faith and without negligence on an opinion, advice, information or statement given to it by a person referred to in clause 22.4, it is not liable for any misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of that person except when the person is not independent from the Trust Manager.

COSTS AND EXPENSES
                 22.8 Subject to clause 22.9, the Trust Manager is indemnified out of the Assets of a Trust in respect of any liability, cost or expense properly incurred by it in its capacity as Trust Manager of the Trust.

LEGAL COSTS
                 22.9 The Trust Manager is indemnified, and is entitled to be reimbursed, out of the Assets of a Trust in respect of all legal costs and disbursements (payable at the usual commercial rates of the relevant legal services provider) incurred by the Trust Manager in connection with court proceedings brought against it alleging gross negligence, fraud or wilful default on its part in respect of the Trust. However, the Trust Manager is not entitled to that right of indemnity or reimbursement where there is a determination by the relevant court of gross negligence, fraud or wilful default by the Trust Manager (provided that, until such determination, the Trust Manager is entitled to that right of indemnity or reimbursement but must, upon such determination, repay to the Trustee any amount paid to it under this clause).

REPRESENTATIONS AND WARRANTIES
                 22.10 The Trust Manager represents and warrants to the
                       Trustee that:

                       (a) it has been duly incorporated as a company limited by shares in accordance with the laws of Victoria, is validly existing under those respective laws and has power and authority to carry on its business as it is now being conducted;

                                                                              32
--------------------------------------------------------------------------------
                       (b) it has power to enter into and observe its obligations under this deed and the Transaction Documents to which it is a party;

                       (c)   it has in full force and effect the
                             authorisations necessary to authorise its execution, delivery and performance of this deed and the Transaction Documents to which it is a party, observe obligations under them and allow them to be enforced, and has filed all necessary returns with the Australian Securities and Investments Commission;

                       (d) its obligations under this deed and the Transaction Documents to which it is a party are valid, binding and enforceable against it in accordance with their terms subject to laws and defences generally affecting creditor's rights;

                       (e)   no Trust Manager Default continues unremedied;

                       (f) it does not enter into this deed or any Transaction Document in the capacity of a trustee of any trust or settlement; and

                       (g) no Insolvency Event has occurred and is subsisting in respect of it.

                 22.11 The representations and warranties in clause 22.10 are made on the date of this deed and on each date Notes are issued under a Trust after the date of this deed.

INDEMNITIES
                 22.12 Except as provided for in clause 22.13, the Trust Manager is not personally liable to indemnify the Trustee or to make any other payments to any other person in relation to any Trust.

                 22.13 The Trust Manager indemnifies the Trustee from and
                       against any loss, claim, cost, damage, liability or expense (including legal fees charged at the usual commercial rates of the relevant legal services provider) which was sustained because of:

                       (a) any fraud, gross negligence or wilful default on the part of the Trust Manager in carrying out its obligations under the Transaction Documents; or

                       (b)   any Trust Manager Default; or

                       (c) any conduct or statement of the Trust Manager in relation to the issue of any Notes which is misleading or deceptive or likely to mislead or deceive; or

                       (d) any material fact contained in any offering document for the issue of any Notes which is misleading or deceptive,

                       except to the extent that the relevant loss, claim, cost, damage, liability or expense is caused or contributed to by the Trustee's fraud, gross negligence or wilful default.


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                                                                              34
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REPORTING
                 22.14 In respect of a Trust, the Trust Manager will on each
                       Determination Date send:

                       (a) to the Trustee, the Paying Agents and the Note Trustee the Reporting Statement; and

                       (b) if the Trust is a Rated Trust, the Designated Rating Agencies, such information as they reasonably require,

                       unless otherwise specified in the relevant
                       Supplemental Deed.


23     TRUST MANAGER DEFAULT
--------------------------------------------------------------------------------
TRUST MANAGER DEFAULT
                 23.1  A Trust Manager Default occurs if:

                       (a) the Trust Manager fails to allocate amounts received in respect of the Receivables to the appropriate Collection Account or fails to instruct the Trustee to pay the amounts distributable to the Secured Creditors of a Trust within the time periods specified in a Transaction Document, and such failure is not remedied within 10 Business Days of notice delivered to the Trust Manager by the Trustee;

                       (b)   an Insolvency Event occurs in respect of the
                                 Trust Manager;

                       (c) the Trust Manager fails to remedy a breach of its obligations under the Transaction Documents (not being a breach referred to in the preceding paragraphs of this clause) within 10 Business Days of written notice from the Trustee where such breach would have a Material Adverse Effect (in the reasonable opinion of the Trustee);

                       (d) the Trust Manager loses, or fails to maintain any licence, permit or authorisation required by law to enter into and perform its material obligations under this deed or any Transaction Document to which it is a party and the relevant licence, permit or authorisation is not reinstated within 30 days of notice delivered to the Trust Manager by the Trustee; or

                       (e) a representation or warranty made or repeated by the Trust Manager in a Transaction Document proves to have been incorrect in any material respect when made or repeated and, as a result, gives rise to an Adverse Rating Effect provided that no Trust Manager Default shall arise under this paragraph
                             (e) unless:

                             (i)   the Trustee first delivers a written
                                   notice to the Trust Manager in which:

                                   (A)    the Trustee establishes that there
                                          has been a breach which has caused
                                          actual loss;


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                                                                              35
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                                   (B)    the Trustee specifies the reasons
                                          why it believes that an Adverse
                                          Rating Effect has occurred;

                                   (C)    the Trustee specifies the quantum
                                          of the claim; and

                                   (D)    the damages claimed represent no
                                          more than the loss incurred as a
                                          result of the breach; and

                             (ii)  the Trust Manager does not either:

                                   (A)    pay the damages specified in the
                                          notice to the Trustee within 10
                                          Business Days (or such longer period
                                          as the Trustee may agree) of receipt
                                          by the Trust Manager of the notice; or

                                   (B)    appoint an independent expert as
                                          agreed between the Trust Manager
                                          and the Trustee, or failing such
                                          agreement, as approved by the
                                          President of the New South Wales
                                          Law Society, to determine the
                                          merits of the notice and abide by
                                          that decision, which shall be final
                                          and binding, within 10 Business
                                          Days (or such longer period as the
                                          Trustee may agree) of such decision
                                          being handed down.

                 23.2 The Trustee may at its discretion waive any Trust Manager Default.

REMOVAL
                 23.3 Upon the occurrence of, or at any time after, a Trust Manager Default, the Trustee may, by notice to the Trust Manager and by giving a Rating Agency Notification, immediately remove it as the Trust Manager under the Transaction Documents, terminate the rights and obligations of the Trust Manager in respect of each Trust and appoint another corporation to be the manager of the Trusts.

TRUSTEE ACT AS TRUST MANAGER
                 23.4 Until the appointment of any replacement trust manager is complete (whether upon removal or retirement of the Trust Manager), the Trustee must act as Trust Manager in accordance with this deed. So long as it acts as Trust Manager, the Trustee is entitled to the fee which but for its removal, the Trust Manager would have been entitled to receive.

RETIREMENT
                 23.5 The Trust Manager may retire from the management of all of the Trusts upon giving 3 months written notice to the Trustee (or such lesser period as the Trust Manager and the Trustee may agree). The retirement takes effect on the later to occur of:

                       (a)   the retirement date specified in the notice; and


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                                                                              36
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                       (b)   the execution by a replacement trust manager of
                             a deed in accordance with clause 23.7.

AUTOMATIC RETIREMENT
                 23.6 The Trust Manager's appointment under this deed automatically expires, and the Trust Manager will be taken to have retired with effect, on the Trust Manager's Expiry Date. At least 90 days' prior to the Trust Manager's Expiry Date the Trust Manager may by notice in writing to the Trustee elect to continue its appointment as Trust Manager on the same terms and conditions as this deed, for a period of 364 days from the date of such election. The date of expiry of such further period will also be a Trust Manager's Expiry Date for the purposes of this deed. The Trust Manager agrees to give written notice to each Designated Rating Agency of any such extension or non-extension of the Trust Manager's Expiry Date.

REPLACEMENT TRUST MANAGER
                 23.7 On its retirement, the Trust Manager may appoint in writing another corporation to be the trust manager of the Trust, subject to the approval of the Trustee, any approval required by law and to giving a Rating Agency Notification. If the Trust Manager does not propose a replacement at least 30 days before the Trust Manager proposes to retire (or automatically retires) or the Trustee does not approve of the replacement proposed by the Trust Manager, the Trustee may appoint a replacement trust manager as of the date of the proposed retirement. An appointment or retirement (in accordance with clause
                       23.5 and clause 23.6) is not complete until the replacement trust manager executes a deed by which it covenants to be bound by this deed and the other Transaction Documents to which the Trust Manager is a party.

RELEASE
                 23.8 When it retires or is removed, the Trust Manager is released from all obligations in relation to each Trust arising after the date of its retirement, except in respect of any antecedent liability in connection with any Trust Manager Default or circumstance which with the expiration of any cure period would become a Trust Manager Default. The Trustee may settle with the Trust Manager the amount of any sums payable by the Trust Manager to the Trustee or the Trustee to the Trust Manager and may give to or accept from the Trust Manager a discharge in respect of those sums which will be conclusive and binding as between the Trustee and the Trust Manager, as between the Trust Manager and the Unitholders and as between the Trust Manager and the Secured Creditors.

CHANGE IN TERMS OF APPOINTMENT
                 23.9 No change in the terms and conditions of appointment of the Trust Manager may be made without the approval of the Trustee.

                 23.10 The Trust Manager agrees to provide its full co-operation in the event of the transfer of the functions of the Trust Manager. Subject to all applicable privacy legislation, the Trust Manager must provide as soon as practicable the replacement trust manager with copies of all paper and electronic files, information and other materials which the Trust Manager has retained and has in its possession as the Trustee or the


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                                                                              37
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                       replacement trust manager may reasonably request
                       including all materials necessary or reasonably desirable for the carrying out of the functions of the Trust
                       Manager (and in any event within five Business Days) after the retirement or removal of the Trust Manager in accordance with this clause.


PART H - TRUSTEE


24     TRUSTEE
--------------------------------------------------------------------------------
POWERS
                 24.1 Subject to this deed and the relevant Supplemental Deed in respect of a Trust, the Trustee has all the powers in respect of the Trust that it is legally possible for a natural person or corporation to have and as though it were the absolute and beneficial owner of the Assets of the relevant Trust and acting in its personal capacity. For example, the Trustee has power to borrow (whether or not on security) and to incur all types of obligations and liabilities.

                       Without affecting the generality of the above, the Trustee has the following powers (to be construed as separate and independent powers of the Trustee):

                       (a) to invest in, originate, acquire or dispose, or otherwise deal with Receivables and Related Securities;

                       (b) to invest in or deal with any other Asset for cash or upon terms;

                       (c) to pay all fees payable under the Transaction Documents and all expenses which are properly incurred in respect of a Trust;

                       (d) to borrow and raise moneys as provided in the Transaction Documents;

                       (e) subject to this deed, to borrow, raise money or procure financial accommodation where the Trustee considers the same to be in the interests of a Trust upon such terms as the Trust Manager thinks fit and acceptable to the Trustee;

                       (f) to exercise any power of sale arising on default under any Receivable or any other right or remedy accruing in respect of a Trust in relation to any asset or under the Transaction Documents;

                       (g) to grant any form of discharge, release or partial discharge or release of any Receivable and provide any type of financial accommodation in connection with any Receivable where to do so is in the opinion of the Trustee not prejudicial to the Secured Creditors of a Trust;

                       (h) to enter into and perform its obligations under the Transaction Documents containing such terms and conditions as the Trust

                                                                              38
--------------------------------------------------------------------------------
                             Manager thinks fit and that are acceptable to the Trustee (acting reasonably);

                       (i) to enter into Support Facilities and Hedging Arrangements;

                       (j) to enter into any agreement or do anything in connection with a Trust, such as dealing with the assets over which security is held, engaging advisers and to execute proxies and other instruments;

                       (k) to enter into any document giving effect to a priority arrangement between the Trustee (in relation to a Receivable) and another provider of financial accommodation which will take or has taken security over the Asset which is subject to a Related Security;

                       (l) to pay amounts required to remove any lien or charge over any Assets to permit the Trustee to deal with that Asset in accordance with the relevant Supplemental Deed and any Transaction Document of the relevant Trust;

                       (m) to fetter its future discretions in accordance with the Transaction Documents;

                       (n) to lodge Bearer Notes, or arrange for Bearer Notes to be lodged, with a Depository;

                       (o) to convert currencies on such terms and conditions as the Trust Manager thinks fit and that are acceptable to the Trustee (acting reasonably);

                       (p) to list and maintain the listing of the Bearer Notes on any stock exchange;

                       (q) to appoint a Note Trustee, Note Registrar and Agent Bank in respect of a relevant Trust;

                       (r)   to appoint Paying Agents in respect of a
                               relevant Trust; and

                       (s) to appoint a Custodian in respect of a Trust to retain custody of the Title Documents of that Trust in accordance with the Master Servicer Deed and to lodge such Title Documents with such Servicer.

GENERAL DUTIES
                 24.2 The only duties imposed on the Trustee as trustee of a Trust are duties expressly imposed on it by this deed, the relevant Supplemental Deed and any relevant Transaction Document to which it is a party.

INTERESTS OF SECURED CREDITORS AND UNITHOLDERS
                 24.3 The Trustee agrees to exercise its powers in what the Trustee considers in good faith to be in the interests of the Unitholders and the Secured Creditors in respect of each Trust. In the event of any conflict between those interests, the Trustee must exercise its powers in what the

                                                                              39
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                       Trustee considers in good faith to be in the interests of
                       Secured Creditors only.

DELEGATION/AGENCY
                 24.4 The Trustee may in accordance with this clause authorise in writing specified parties to act as its delegate, attorney or agent (in the case of a joint appointment, either severally or jointly and severally) to perform its functions under the Transaction Documents (including the holding of Title Documents and a power to sub-delegate). The Trustee may include provisions in the authorisation to protect and assist those dealing with the delegate, attorney or agent as the Trustee thinks fit.

                       The Trustee must not delegate to any person any of its trusts, duties, powers, authorities and discretions under this deed or a Supplemental Deed in relation to a Trust except:

                       (a)   to the Trust Manager, the Servicer, an
                             Originator or the Security Trustee in accordance with the provisions of this deed or any other Transaction Document relating to that Trust (provided that none of them is Australia and New Zealand Banking Group Limited) in respect of which the Trustee is not liable for their acts or omissions;

                       (b)   subject to this clause, to a Related Entity of
                                 the Trustee; or

                       (c) in accordance with the provisions of this deed or the Supplemental Deed relating to that Trust; or

                       (d) to any Clearing System, in respect of which the Trustee is not liable for its acts or omissions,

                       provided that, in each case, the Trustee must not delegate to such third parties any material part of its powers, duties or obligations as Trustee.

                       Except to the extent described in paragraphs (a) and (d) above and to the extent expressly provided in the Supplemental Deed in the case of paragraph (c) above, where the Trustee delegates any of its trusts, duties, powers, authorities and discretions to any person, the Trustee at all times remains liable for the acts or omissions of such person and for the payment of fees of that person when acting as delegate.

INDEMNITY OF TRUSTEE
                 24.5 Subject to this deed and without prejudice to the right of indemnity given by law to trustees, the Trustee will be indemnified out of the assets of each Trust against all costs, expenses, loss and liabilities properly incurred by the Trustee in performing any of its duties or exercising any of its powers under this deed in relation to that Trust to the extent that the cost, expense, loss or liability has been incurred by the Trustee in connection with the performance of its duties or the exercise of its powers in respect of that Trust.

                       Subject to this deed, the Master Security Trust Deed or Global Master Security Trust Deed (as the case may be) and the Deed of Charge in respect of a Trust, the Trustee is entitled to deal with the Assets of a


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                                                                              40
--------------------------------------------------------------------------------
                       Trust as it reasonably believes necessary to satisfy any cost, expense, loss or liability for which it is entitled under this deed to be indemnified or reimbursed out of the Trust and for which it may be personally liable or which it has personally incurred.

GENERAL BUSINESS COSTS OF TRUSTEE
                 24.6 Nothing in this clause 24 entitles or permits the Trustee to be reimbursed or indemnified for general overhead costs and expenses of the Trustee (including, without limitation, rents and any amounts payable by the Trustee to its employees in connection with their employment) incurred directly or indirectly in connection with the business of the Trustee whether as a professional trustee or otherwise.

NO RESTRICTION ON ACTION
                 24.7 Nothing in clauses 24.5 and 24.6 is taken to impose any restriction upon the rights of the Residual Capital Unitholder, Residual Income Unitholder, the Note Holders, any other Secured Creditor or any other persons to bring an action against the Trustee for loss or damage suffered by reason of the Trustee's fraud, gross negligence or wilful default.

ACT ON EXPERT ADVICE
                 24.8 The Trustee may obtain and act on the opinion, advice or information obtained from Valuers, solicitors, barristers, surveyors, contractors, brokers, qualified advisers, accountants and other experts or consultants whether instructed by the Trust Manager or the Trustee which the Trustee considers are necessary, usual or desirable for the purpose of enabling the Trustee to be fully and properly advised and informed in order that it may properly exercise its powers and obligations under this deed or any Transaction Document.

TRUSTEE'S COVENANTS
                 24.9 The Trustee covenants with the Trust Manager that the following covenants are for the benefit of the Trust Manager, the Secured Creditors and the Unitholders of a Trust jointly and severally:

                       (a) it will act continuously as trustee of the Trust until the Trust is terminated in accordance with this deed or until it has retired or been removed in accordance with this deed;

                       (b) it will exercise due diligence in carrying out its functions and duties under this deed;

                       (c) it will take all such corporate actions which are necessary (including, without limitation, obtaining all such corporate authorisations and approvals) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under the Transaction Documents;

                       (d) except where required by statute or law, it will not sell, mortgage, charge or part with the possession of any of the Assets of the Trust (or permit any of its officers to do so) except as permitted by this deed, or the relevant Supplemental Deed (or, where applicable, the Master Security Trust Deed or

                                                                              41
--------------------------------------------------------------------------------
                             Global Master Security Trust Deed (as the case may be) and the Deed of Charge relating to that Trust);

                       (e) it will forward promptly to the Trust Manager all notices, reports, circulars and other documents received by it as holder of the Assets;

                       (f) it will act honestly and in good faith in the performance of its duties and the exercise of its discretions under this deed in relation to a Trust, having regard to the interests of the Unitholders and the Secured Creditors of that Trust;

                       (g) it will exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under this deed in relation to a Trust, having regard to the interests of the Unitholders and the Secured Creditors of that Trust;

                       (h) it will use its best endeavours to carry on and conduct its business insofar as it relates to this deed in a proper and efficient manner;

                       (i) it will not create any Security Interest over the Assets of the Trust for the benefit of any person except under the Deed of Charge (if any) for that Trust;

                       (j) it will give any reasonable assistance to the Trust Manager in relation to the Trust as is reasonably requested by the Trust Manager (at the cost of the Trust Manager); and

                       (k) it will promptly notify the Trust Manager and the Designated Rating Agency of the occurrence of any Trustee Default.

LIMITATION OF LIABILITY OF TRUSTEE AND TRUST MANAGER
                 24.10 Notwithstanding any other provision of this deed,
                       neither the Trustee nor the Trust Manager is liable:

                       (a) in connection with anything done by it in good faith and (in the case of the Trust Manager) without negligence in reliance upon any document, form or list except where it is actually aware that the document, form or list is not genuine; or

                       (b) if it fails to do anything because it is prevented or hindered from doing it by law or order; or

                       (c) to anyone for payments made by it in good faith to a fiscal authority in connection with Taxes (including Taxes assessed on the income of the Trust) or other charges in respect of a Trust even if the payment need not have been made; or

                       (d) (other than as required under clause 24.4) if a person fails to carry out an agreement with the Trustee or the Trust Manager in connection with any Trust; or

                                                                              42
--------------------------------------------------------------------------------
                       (e) to anyone because of any error of law or any matter done or omitted to be done by it in good faith in the event of the liquidation or dissolution of a company (other than a company under its control), except to the extent that any of the foregoing is caused by the Trustee's or the Trust Manager's (as the case may be) own gross negligence, fraud or wilful default.

LIMITATION OF LIABILITY OF TRUSTEE
                 24.11 If the Trustee relies in good faith on an opinion,
                       advice, information or statement given to it by a person referred to in clause 24.8, it is not liable for any misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of that person except when the person is not independent from the Trustee. A person is regarded as independent notwithstanding that the person acts or has acted as an adviser to the Trust Manager or the Trustee or both of them so long as separate instructions are given to that person by the Trustee.

TRUSTEE NOT LIABLE
                 24.12 The Trustee is not liable:

                       (a) for any loss, costs, charges or expenses arising out of the exercise or non-exercise of its discretions under this deed or otherwise in respect of a Trust;

                       (b) for any loss, costs, charges or expenses arising out of the exercise or non-exercise of a discretion on the part of the Trust Manager;

                       (c) for any loss, costs, charges or expenses caused by the Trustee's failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the Trust Manager under this deed or under any Transaction Document or by any other person unless the Trustee is aware of such calculation, information, document, form or list;

                       (d) for any loss, costs, liabilities or expenses caused by its acting on any instruction, information or direction given to it by the Trust Manager under this deed or by any person under any Transaction Document or caused by any failure by the Trust Manager or other person to give an instruction or direction under this deed or a Transaction Document;

                       (e)   for any other act or omission on its part;

                       (f) to any Secured Creditors or the Unitholders other than to the extent of the Trustee's right of indemnity in respect of a Trust;

                       (g) to make any payment to the Unitholders or any Secured Creditor except out of funds held by it for that purpose under this deed;

                       (h)   for any Trust Manager Default; or


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                                                                              43
--------------------------------------------------------------------------------
                       (i) for any loss, cost, liabilities or expenses arising from the Trust Manager, a Servicer or any custodian (except where the Trustee is acting in any such capacity) failing to perform their obligations under or in connection with a Trust or this deed or any other Transaction
                             Document or their other default (except where the Trustee is acting in that capacity) or their failure to comply with any law; or

                       (j) for any loss, costs, liabilities or expenses arising out of the delegation in accordance with the provisions of this deed of any of its duties, powers, authorities and discretions to any person as permitted by clause 24.4 unless the Trustee is liable under clause 24.4 for such delegation; or

                       (k) for any loss, costs, liabilities or expenses arising in connection with it acting on any instruction or direction properly given to it by the Trust Manager; or

                       (l)   for having acted upon:

                             (i) any resolution purporting to have been passed at any meeting of Note Holders in respect of which minutes have been made and signed; or

                             (ii)  any purposed direction, consent or
                                   approval of Note Holders,

                             even though it may subsequently be found that there was some defect in the constitution of that meeting, the passing of that resolution or the giving of the direction, consent or approval (as the case may be) or that for any reason that resolution, direction, consent or approval is not valid or binding upon Note Holders;

                       (m) for relying in good faith on an opinion, advice, information or statement given to it by a person referred to in clause 24.4, and it is not liable for any misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of that person except when the person is not independent from the Trustee. A person is regarded as independent notwithstanding that the person acts or has acted as an adviser to the Trust Manager or the Trustee or both of them so long as separate instructions are given to that person by the Trustee, except, in all cases, to the extent such loss, cost, charge, liability or expense is caused by the Trustee's gross negligence, fraud or wilful default.

DEALING WITH INSTRUMENTS
                 24.13 The Trustee and the Trust Manager are not required to take any action relating to a transfer or other dealing with any Unit or any Note unless the relevant Unitholder or Note Holder has first paid in cash all Taxes, brokerage, transfer fees, registration fees and other charges which may be payable in respect of the transaction or dealing.



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                                                                              44
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PROCEEDINGS IN RESPECT OF A TRUST
                 24.14 The Trustee may institute, prosecute, defend or otherwise appear in any action, suit or other proceeding in any court or tribunal in respect of any matters touching or concerning a Trust, any Asset or any Transaction Document including an enforcement, contemplated enforcement of, preservation of rights under, initiation, carriage and settlement of any court proceedings in respect of the Trust, any Asset or a Transaction Document. All costs, disbursements and expenses incurred by the Trustee in anticipation of or in connection with any such action, suit or proceeding and all costs and disbursements incurred by the Trustee or the Trust Manager in obtaining any legal advice or opinions concerning such action, suit or proceeding or relating to the interpretation or construction of this deed are to be deducted from and paid out of the relevant Trust, provided that (without limiting clauses 24.17 or 24.21) the basis of incurring any of those costs, disbursements and expenses by the
                       Trustee:

                       (a) is approved by the Trust Manager or by an Extraordinary Resolution of the Secured Creditors or the Note Holders of the relevant Trust (as the case may be);

                       (b) is regarded by the Trustee as necessary to protect the interests of the Secured Creditors or the Note Holders in relation to the Trust following a breach by the Trust Manager of its obligations under this deed and the Trustee reasonably believes that any delay in seeking an approval under paragraph (a) may be prejudicial to the interests of the Secured Creditors or Note Holders of the relevant Trust or the Trustee; or

                       (c) is considered by the Trustee as desirable to protect the Trustee against personal liability.

NO LIABILITY FOR NON-PAYMENT
                 24.15 Except in the case of and to the extent of fraud, gross negligence or wilful default on the part of the Trustee, the Trustee is not liable in the event of a failure to pay moneys on the due date for payment for any loss howsoever arising in respect of a Trust to any Secured Creditor, the Unitholders, any other beneficiary, the Trust Manager or any other person.

BREACH OF CONSUMER CREDIT LEGISLATION
                 24.16 Where the Trustee is held liable for breaches under
                       Consumer Credit Code, the Trustee must seek relief initially under any indemnities provided to it by the Trust Manager, the Servicer or Originator before exercising its right to recover against any Assets of a Trust. If any claim under such an indemnity is not satisfied within 3 Business Days of it being made, the Trustee is entitled to exercise its right of indemnity out of the Assets of the relevant Trust.

LEGAL COSTS
                 24.17 The Trustee is indemnified and is entitled to be
                       reimbursed out of the Assets of a Trust in respect of all legal costs and disbursements charged at the usual commercial rates of the relevant legal services provider incurred by the Trustee in connection with court proceedings

                                                                              45
--------------------------------------------------------------------------------
                       brought against it alleging gross negligence, fraud or wilful default on its part in respect of the Trust. However, the Trustee is not entitled to that right of indemnity or reimbursement where there is a determination by the relevant court of gross negligence, fraud or wilful default by the Trustee (provided that, until such determination, the Trustee is entitled to that right of indemnity or reimbursement but must, upon such determination, repay to the Trust any amount paid to it under this clause).

CLEARING SYSTEM
                 24.18 The Trustee is entitled to exercise any of its powers and perform any of its obligations under this deed (including the holding of assets and the payment and receipt of money) through or in conjunction with any recognised clearing system.

NO SUPERVISION
                 24.19 Except as expressly set out in this deed or a
                       Supplemental Deed, the Trustee has no obligation to supervise the Trust Manager or take any action to investigate the accounts, management, control or activities of the Trust Manager or any other person.

INFORMATION
                 24.20 Except as expressly required by this deed or a
                       Supplemental Deed, the Trustee has no duty to provide any person (including any Note Holder) with any credit or any other information concerning the affairs, financial condition or business of a Trust.

TRUSTEE DECISIONS
                 24.21 In the event of any dispute, ambiguity or doubt as to the construction or enforceability of this deed or of any other Transaction Document, or of the Trustee's powers or obligations under or in connection with this deed or any other Transaction Document, or the determination or calculation of any amount or thing for the purpose of this deed or any other Transaction Document, the Trustee may (but will have no obligation to):

                       (a) obtain and rely on advice from any person referred to in clause 24.8; and/or

                       (b) apply to a court or similar body for any direction or order the Trustee considers appropriate,

                       and provided the Trustee is using reasonable endeavours to resolve such ambiguity, dispute or doubt, the Trustee (in its absolute discretion) may (but will have no obligation to) refuse to act or refrain from acting in relation to matters affected by such dispute, ambiguity or doubt.

CONTENTS OF DOCUMENTS
                 24.22 The Trustee has no responsibility for the form or
                       contents of this deed or any other Transaction Document and will have no personal liability arising as a result of, or in connection with, any inadequacy, invalidity or unenforceability of any provision of this deed or the other Transaction Documents. Nothing in this clause limits the Trustee's

                                                                              46
--------------------------------------------------------------------------------
                       representations and warranties as to the enforceability of its obligations against it under the Transaction Documents.

NO SUPERVISION
                 24.23 Except as expressly set out in this deed, the Trustee has no duty, either initially or on a continuing basis, to supervise or keep itself informed about the circumstances of a Servicer or the Trust Manager, or the performance of their respective obligations under this deed or any other Transaction Document.

INFORMATION MEMORANDUM
                 24.24 (a)   The Trustee has no responsibility for and will
                             have no liability to any person (including the Unitholders and the Secured Creditors), in respect of any statement or information in or omission from any information memorandum, advertisement, circular or other document prepared by the Trust Manager, the Seller or any other person, including in connection with the issue of Notes. Without prejudice to the foregoing, the Trust Manager must not publish or permit to be published any such document in connection with the offer of Notes or an invitation for subscriptions for Notes without the prior consent of the Trustee, which consent must not be unreasonably withheld. In considering whether to give its consent, the Trustee is not required to review any such document or take into account the interests of the Unitholders or the Secured Creditors or any other person except that the Trustee must not withhold its consent if it has not reviewed the relevant document (provided the Trustee has been granted 5 Business Days (or such other period as is agreed between the Trustee and the Trust
                             Manager) to review the relevant document and seek any appropriate advice under clause 24.8).

                       (b) The Trustee must not, except with the prior consent of the Trust Manager, prepare or circulate any statement, information or other document in connection with the issue of Notes.


25     TRUSTEE DEFAULT
--------------------------------------------------------------------------------
TRUSTEE DEFAULT
                 25.1  A Trustee Default occurs if:

                       (a) an Insolvency Event occurs in respect of the Trustee;

                       (b) the Trustee merges or consolidates with another entity without the consent of the Trust Manager, such consent not to be unreasonably withheld;

                       (c) there is a change in the effective control of the Trustee (other than a change which does not alter the status of the Trustee as a wholly owned subsidiary of Perpetual Trustees Australia Limited ABN 86 000 431 827) which has not been approved by the Trust Manager, such approval not to be unreasonably withheld; or


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                                                                              47
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                       (d)   the Trustee breaches any material obligation or
                             duty imposed on the Trustee under the Transaction Documents and is not remedied within 10 Business Days of notice in writing from the Trust Manager requiring its remedy.

NOTICE FROM TRUST MANAGER
                 25.2 The Trust Manager may, by written notice, require the Trustee to retire as trustee for all Trusts if it reasonably believes that a Trustee Default has occurred. If the Trustee refuses to retire within 30 days of being required to do so under this clause, the Trust Manager is entitled to remove the Trustee from office immediately by notice in writing.

NEW TRUSTEE
                 25.3 Upon the retirement or removal of the Trustee under this clause, the Trust Manager may appoint a replacement trustee by deed. The appointment is not complete until the new trustee executes a deed by which it covenants to be bound by this deed and until a Rating Agency Notification is given. Until the appointment of any replacement trustee is complete, the Trust Manager must act as trustee (subject to the law) in accordance with this deed and may obtain the benefit of all protections available to the outgoing Trustee under this deed and any relevant Supplemental Deed or Transaction Document.

TRUSTEE'S VOLUNTARY RETIREMENT
                 25.4 The Trustee may retire as trustee for a Trust only if it gives the Trust Manager three months' written notice (or such other period agreed between the Trustee and the Trust Manager) of its intention to retire and selects a new trustee as trustee of a Trust, the appointment of whom has been the subject of a Rating Agency Notification.

                 25.5 The purported retirement of the Trustee under clause 25.4 and the purported appointment of a new trustee has no effect until the new trustee executes a deed under which it covenants to act as trustee in accordance with this deed and each relevant Supplemental Deed.

RELEASE
                 25.6 When it retires or is removed in respect of a Trust, the Trustee is released from all obligations in relation to the relevant Trust arising after the date it retires except that the Trustee is still obliged, at the cost of the relevant Trust, to vest the Assets in the new Trustee and to deliver all books and records relating to the relevant Trust to the new Trustee. The Trustee and the Trust Manager may settle with the Security Trustee the amount of any sums payable by the Security Trustee to the Trust Manager or the Trustee or by the Trust Manager or the Trustee to the Security Trustee and may give to, or accept from, the Security Trustee a discharge in respect of those sums which will be conclusive and binding as between the Trust Manager, the Trustee and the Security Trustee. The retiring Trustee may make it a condition of vesting Assets in the new Trustee that all liabilities of the retiring Trustee for which it is entitled to be indemnified and for which it may be personally liable are first satisfied or provided for to the satisfaction of the retiring Trustee. Removal, retirement or discharge of the Trustee will not affect the rights or indemnities available to it under


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                                                                              48
--------------------------------------------------------------------------------
                       this deed or at law in relation to the performance by the Trustee of its obligations and powers as trustee.

SETTLEMENT OF AMOUNTS
                 25.7 The Trust Manager may settle with the Trustee the amount of any sums payable by the Trustee to the Trust Manager or by the Trust Manager to the Trustee and may give to or accept from the Trustee a discharge in respect of those sums which is then conclusive and binding as between the Trustee and the Trust Manager.


26     RIGHTS AND LIABILITIES OF TRUST MANAGER AND TRUSTEE
--------------------------------------------------------------------------------
                 26.1  None of the:

                       (a)   Trustee;

                       (b)   Trust Manager;

                       (c)   Security Trustee;

                       (d) directors or officers of the Trustee, the Trust Manager or the Security Trustee;

                       (e) Related Entities of the Trustee, the Trust Manager or the Security Trustee or such Related Entity; or

                       (f)   directors or officers of any such Related Entity,

                       is prohibited in relation to a Trust from:

                       (g) subscribing for Notes in relation to the Trust or purchasing, holding, dealing in or disposing of Notes in respect of the Trust;

                       (h) acquiring any Trust Asset in respect of the Trust;

                       (i)   at any time:

                             (i)   contracting with;

                             (ii) acting in any capacity as representative or agent for; or

                             (iii) entering into any financial, banking,
                                   agency or other transaction with,

                             themselves in another capacity or any other of them in any capacity, a Unitholder, any Secured Creditor or any other entity whose shares or debt obligations form part of the Trust Assets of the Trust; or

                       (j) being interested in any contract or transaction referred to in paragraph (i) above.

                                                                              49
--------------------------------------------------------------------------------
                       None of the persons mentioned is liable to account to any other or to a Unitholder or any Secured Creditor or any other person for any profits or benefits (including without limitation, bank charges, commission, exchange brokerage, fees and other consideration) derived in connection with any contract or transaction referred to in paragraph (i) above.

                 26.2 Clause 26.1 does not limit the Trustee and Trust Manager's obligations to act in good faith and without gross negligence, fraud or wilful default.

                 26.3 Without limiting clause 26.1, the Trustee and any Related Entity of the Trustee may perform different roles in connection with the Transaction Documents, including roles as trustee, security trustee, registrar, paying agent, shareholder, beneficiary, and notwithstanding that interests of or duties to the Trustee in respect of those roles may conflict with interests or duties of any Unitholder or Secured Creditor of a Trust. The Trustee and each Related Entity of the Trustee will have no liability to any person for assuming different roles or for any use, non-use or communication of any information as contemplated by this clause. This clause 26.3 is subject to the requirement that the Trustee acts in good faith regarding the Unitholders and Secured Creditors of each Trust in exercising any powers or rights or taking any action of the kind permitted under this clause.

PART I - ACCOUNTS, PAYMENTS, ETC


27     BANK ACCOUNTS
--------------------------------------------------------------------------------
TRUST ACCOUNT
                 27.1 As soon as practicable after execution of a Notice of Creation of Trust in respect of a Trust, the Trustee must open in its name an account for that Trust with an Eligible Bank. The Trustee must open and maintain a separate account for each Trust.

ADDITIONAL ACCOUNTS
                 27.2 The Trustee may open additional accounts for a Trust with a Bank (which has a rating at least equal to the Required Credit Rating or in respect of which each Designated Rating Agency has confirmed that the opening of such accounts with such Bank will not have an Adverse Rating Effect) if the Trustee consider it desirable to do so or if the Transaction Documents for a Trust so require it.

SIGNATORIES
                 27.3 The only authorised signatories for any bank account opened under this clause must be Authorised Officers of the Trustee.

OPERATION
                 27.4 The Trustee must operate the bank accounts of a Trust in accordance with this deed and the Supplemental Deed and the Master Servicer Deed for the relevant Trust.


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                                                                              50
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28     CALCULATIONS AND PAYMENTS
--------------------------------------------------------------------------------
METHODS OF PAYMENT
                 28.1 Any money payable by the Trustee to a Unitholder or the Secured Creditors of a Trust under the provisions of this deed or the relevant Supplemental Deed may be paid:

                       (a) by crossed "not negotiable" cheque made payable to the payee and sent through the post to the registered address of the payee or, in the case of a Registered Noteholder, to the address of that Registered Noteholder recorded in the Register of Note Holders or otherwise despatched, delivered or made available to be collected as the payee may from time to time specify and the Trustee agrees; or

                       (b)   by means of electronic transfer through a
                               Clearing System; or

                       (c) by payment to a bank account in Australia of the payee nominated in writing by the payee; or

                       (d) in any other manner specified by the payee and agreed to by the Trust Manager and the Trustee.

CHEQUES AND NOTICES
                 28.2 The Trustee must prepare or cause to be prepared all cheques and notices which are to be issued pursuant to clause 28.1 in relation to a Trust under this deed and stamp the same as required by law at the expense of the relevant Trust, and the Trustee must sign (by autographical, mechanical or other means) such cheques for despatch by the day on which they ought to be despatched.

                 28.3 Any payment made by or on behalf of the Trustee in respect of any Registered Note shall be made to the person whose name is entered in the Register of Note Holders as the registered owner of the relevant Registered Note (or in the case of joint registered owners, to the person whose name first appears in the Register of Note Holders). Any payment by or on behalf of the Trustee in respect of any Bearer Note shall be made in accordance with the Note Trust Deed and the Agency Agreement for the relevant Trust.


29     COLLECTIONS
------------------------------------------------------------------------------
COLLECTIONS BELONG TO TRUSTEE
                 29.1 All Collections in respect of a Trust are the property of the Trustee after the Closing Date.

APPOINTMENT OF SERVICER AS AGENT
                 29.2 The Trustee may appoint a person to act as Servicer to gather in Collections on its behalf in respect of a Trust in accordance with this deed, the Master Servicer Deed and as otherwise agreed between the Trustee and the Servicer.


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                                                                              51
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WHEN RECEIVED
                 29.3 A Collection in the form of a cheque presented to a Servicer will be deemed to be received when presented. If the cheque is subsequently dishonoured, the amount (if any) transferred by a Servicer to the Collections Account representing that Collection shall be repaid by the Trustee to that Servicer out of the Collections Account (or out of funds otherwise representing Collections).
                       Each Servicer must present all such cheques in accordance with its normal banking practice.


30     CALCULATION AND APPLICATION OF EXPENSES AND COLLECTIONS
--------------------------------------------------------------------------------
                       Unless otherwise stated in a Supplemental Deed, on each Determination Date, the Trust Manager will calculate in respect of each Trust:

                       (a) the amount of interest, principal and other amounts payable in respect of Borrowings in respect of the Trust on the next related Payment Date;

                       (b) the fees and expenses payable in respect of the Collection Period just ended pursuant to the Supplemental Deed for the relevant Trust;

                       (c)   Asset balance of the Trust; and

                       (d)   the funds held in the Collection Account.


31     INCOME AND DISTRIBUTIONS
--------------------------------------------------------------------------------
COLLECTIONS
                 31.1 All Collections in respect of a Trust and other amounts credited to the bank account of the Trust will be allocated by the Trust Manager and paid by the Trustee at the direction of the Trust Manager, in accordance with the Cashflow Allocation Methodology contained in the Supplemental Deed for that Trust.

                 31.2 The Trust Manager must, to the extent it is possible to do so, determine that there is an amount of Net Trust Income of each Trust in respect of each Financial Year (being an amount not less than $1) and for the purpose of those calculations:

                       (a) the Trust Manager may determine whether any deemed or actual receipt, profit, gain, payment, loss, outgoing, provision or reserve or any sum of money or investment in a Financial Year is or is not to be treated as being on income or capital account of the Trust (including treating the transfer of amounts from the corpus of the Trust as income of the Trust for any purpose) and whether and the extent to which any provisions and reserves need to be made for the Financial Year;

                       (b) unless determined otherwise in accordance with clause 31.2(a), an item is to be taken into account in calculating the


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                                                                              52
--------------------------------------------------------------------------------
                             Net Trust Income if it would be taken into account in determining the Net Annual Income; and

                       (c) the Trust Manager will make such determinations as are necessary to ensure, as far as possible, that any tax liability in respect of the Trust in respect of a year of income under Division 6 of the Tax Act (or any similar provision of any replacement Act) is borne by the Unitholders and not by the Trustee.

                 31.3 The Trust Manager must determine the Net Annual Income of each Trust for each Financial Year and in doing so, it may have regard to the determinations made by it under clause 31.2. The Residual Income Unitholder of a Trust shall be entitled to the whole of the Net Annual Income of that Trust for each Financial Year in accordance with the relevant Supplemental Deed.

                 31.4 The Residual Income Unitholder of a Trust shall be presently entitled for the purposes of the Tax Act to the whole of the Net Trust Income of that Trust in respect of each Financial Year.

                 31.5 On the last day of each Financial Year of a Trust, the Residual Income Unitholder of that Trust will be entitled to be paid an amount equal to whichever is the greater of the following:

                       (a) its proportion of the Net Trust Income to which it is presently entitled under clause 31.4; and

                       (b) its proportion of the Net Annual Income to which it is entitled under clause 31.3.

                 31.6 The Trust Manager may in its absolute discretion require the Residual Income Unitholder of a Trust to invest an amount in the Trust if:

                       (a) that amount represents an amount to which the Residual Income Unitholder is presently entitled to under clause 31.4 hereof and which amount was not actually paid to the Residual Income Unitholder in the relevant Financial Year; and

                       (b) the Residual Income Unitholder requests the Trust Manager (or Trustee) to pay, or otherwise deal with such amount on behalf of the Residual Income Unitholder ,

                       as a payment, or additional payment, in respect of its interest in the Trust.


32     ACCOUNTS AND AUDIT
--------------------------------------------------------------------------------
ACCOUNTS
                 32.1 The accounts of each Trust must be prepared by the Trust Manager in accordance with generally accepted accounting principles and the Corporations Law. The accounts must be maintained at the office of the Trust Manager. The Trust Manager covenants with the Trustee to keep the accounts of each Trust.


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                                                                              53
--------------------------------------------------------------------------------
AUDIT
                 32.2 The Trustee (on the recommendation of the Trust Manager) must appoint a person qualified to act as required by the Corporations Law as the Auditor to audit the accounts of each Trust.

REMOVAL OF AUDITOR
                 32.3 The Trustee may, subject to clause 32.4, remove the Auditor on one month's prior written notice to the Trust Manager and the Auditor. Any such notice must specify the Trustee's grounds for removing the Auditor.

                 32.4 The Trustee must remove the Auditor of a Trust if requested to do so by:

                       (a)   the Trust Manager; or

                       (b) an Extraordinary Resolution of the Note Holders of that Trust (or, if there are no Note Holders, by the Unitholders of that Trust).

TERMS OF AUDIT
                 32.5 The Trust Manager must require the Auditor to audit the accounts of each Trust within 5 months of the end of the financial year of the relevant Trust.

RETIREMENT
                 32.6 The Auditor may retire on one month's notice to the Trustee.

REMUNERATION
                 32.7 The Auditor's remuneration must be fixed by the Trustee and approved by the Trust Manager.


33     REMUNERATION AND EXPENSES
--------------------------------------------------------------------------------
TRUST MANAGER FEES
                 33.1 The Trust Manager is entitled to a fee for administering and managing each Trust, in an amount calculated and payable in accordance with the relevant Supplemental Deed.

TRUSTEE FEES
                 33.2 The Trustee is entitled to a fee for performing its duties under this deed in respect of each Trust, in an amount calculated and payable in accordance with the relevant Supplemental Deed.

EXPENSES
                 33.3 All expenses reasonably and properly incurred by the Trustee or Trust Manager in connection with a Trust or in performing their obligations or exercising their powers under this deed are payable or reimburseable out of the Assets of that Trust in accordance with this clause. This includes (without limitation) expenses connected with:

                       (a)   this deed and the formation of the Trust and any
                               Supplemental Deed;


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                                                                              54
--------------------------------------------------------------------------------
                       (b) preparation, review, distribution and promotion of any prospectus or offering memorandum in respect of the Notes;

                       (c) the sale, purchase, insurance, custody and any other dealing with Assets;

                       (d)   any proposed investment;

                       (e) the administration, management or promotion of the Trust or its Assets and Liabilities (including the engagement of any Servicer);

                       (f) convening and holding meetings of Note Holders, the implementation of any resolutions and communications with Note Holders;

                       (g) Tax, including Taxes assessed on the income of the Trust, (provided it is not on the personal income of the Trustee or Trust Manager) and bank fees;

                       (h) the engagement of agents, Valuers, advisers, brokers, underwriters and contractors and any other person engaged in accordance with this deed;

                       (i) preparation and audit of the taxation returns and accounts of the Trust;

                       (j) termination of the Trust and the retirement or removal of the Trustee or Trust Manager and the appointment of a new trustee or manager;

                       (k) subject to clauses 22.9 and 24.17, any court proceedings, arbitration or other dispute concerning the Trust including proceedings against the Trustee or the Trust Manager by the other of them; and

                       (l) any other costs or expenses incurred in respect of, or in connection with, any Transaction Document.

                       All such costs and expenses are payable on a full indemnity basis (or, in the case of legal costs and disbursements, charged at the usual commercial rates of the relevant legal services provider).

GST
                 33.4 The fees referred to in this clause are inclusive of GST. The supplier will provide the recipient any reasonable documentation required for GST purposes so as to enable the recipient to receive an input tax credit or tax refund for GST purposes.

                                                                              55
--------------------------------------------------------------------------------
34      PART J - GENERAL PAYMENTS
--------------------------------------------------------------------------------
PAYMENTS GENERALLY
                 34.1 Each payment to be made by a party to another party under this deed or a Supplemental Deed must be made on the due date for payment in such manner as the Trust Manager may determine.

NO DEDUCTION
                 34.2 Subject to the provisions of the relevant Supplemental Deed, each payment to be made by the Seller to the Trustee or the Trust Manager under this deed or a Supplemental Deed must be made in full, free and clear of any set-off, restriction or condition, and without any deduction or withholding, other than as required by law.


35     NOTICES
--------------------------------------------------------------------------------
NOTICES
                 35.1 Any notice, request, certificate, approval, demand, consent or other communication to be given under this deed:

                       (a) must be given by an Authorised Officer of the relevant party; and

                       (b)   must be in writing; and

                       (c) must be left at the address of the addressee or sent by prepaid ordinary post to the address of the addressee or by facsimile to the facsimile number of the addressee, specified in clause
                             35.2 or any other address or facsimile number any party may from time to time notify to the other parties as its address for service of communications pursuant to this deed.

INITIAL ADDRESSES
                 35.2 The initial address and facsimile numbers of each party are:

                       (a)   in the case of the Trustee:

                             Address:     Level 3
                                          39 Hunter Street
                                          Sydney   NSW   2000
                             Facsimile:   (02) 9221 7870
                             Attention:   Manager, Securitisation

                       (b)   in the case of the Trust Manager:

                             Address:     Level 6
                                          530 Collins Street,
                                          Melbourne VIC 3000
                             Facsimile:   (03) 9273 3539
                             Attention:   Manager, Primary Markets Group

DEEMED RECEIPT
                 35.3 A notice, request, certificate, demand, consent or other communication under this deed is deemed to have been received:
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                                                                              56
--------------------------------------------------------------------------------
                       (a) where delivered in person, upon receipt at the relevant office;

                       (b) where sent by post, on the third (seventh if outside Australia) day after posting;

                       (c) where sent by facsimile, on production by the dispatching facsimile machine of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

                       However, if the time of deemed receipt of any notice is not before 4.00 p.m. (local time at the address of the recipient) on a Business Day it is deemed to have been received at the commencement of business on the next following Business Day.

NOTICES TO UNITHOLDERS AND SECURED CREDITORS
                 35.4 Any notice required or permitted to be given to a Unitholder or Secured Creditors must be given by mail, postage prepaid, at the address of such Unitholder or Secured Creditor as shown in the relevant register or otherwise. In the case of a Registered Note held jointly the notice will be sent to the address recorded in the Register of Note Holders of the joint Note Holder whose name appears first in that Register. Where a notice or other communication is to be provided under this deed to a Note Holder of a Bearer Note, the notice may be given in accordance with the relevant Note Trust Deed. Any notice so mailed within the time prescribed in this deed is conclusively presumed to have been duly given, whether or not the Secured Creditor or a Unitholder receives such notice. Notwithstanding the foregoing, any notice may be given to a Secured Creditor by an advertisement placed on a Business Day in any nationally delivered newspaper or where appropriate an internationally distributed newspaper.

LATE NOTICE
                 35.5 The giving of late notice does not operate to release any party from its obligations under this deed.


36     AMENDMENTS TO THIS DEED
--------------------------------------------------------------------------------
AMENDING POWER
                 36.1 Subject to clause 36.5 and to any approval required by law or by clause 36.2 and provided that 10 Business Days' prior notice (or such other period agreed between the Trust Manager and the Designated Rating Agency) of the amendment, addition or revocation is given to the Designated Rating Agency, the Trustee and Trust Manager may together by deed amend, add to or revoke any provision of this deed (including this clause 36.1) and (with the consent of the other parties thereto) any Supplemental Deed or any Warehouse Facility referred to in that Notice if the amendment, addition or revocation:

                       (a) in the reasonable opinion of the Trustee is necessary or expedient to comply with any statute or any law;

                                                                              57
--------------------------------------------------------------------------------
                       (b) in the reasonable opinion of the Trustee is necessary to correct a manifest error or is of a formal, technical or administrative nature only;

                       (c) in the reasonable opinion of the Trustee or the Trust Manager will enable the provisions of this deed to be more conveniently, advantageously, profitably or economically administered;

                       (d) in the reasonable opinion of the Trustee or the Trust Manager is otherwise desirable for any reason;

                       (e) in the reasonable opinion of the Trustee or of legal counsel appointed by the Trustee is required by, is a consequence of, is consistent with or is appropriate or expedient as a consequence of, any amendment to any statute, regulation or requirements of any Governmental Agency (including, without limitation, any amendment, addition or revocation which is in the opinion of the Trustee appropriate or expedient as a result of any amendment to any legislation dealing with, or associated with, taxation or any ruling by the Commissioner or Deputy Commissioner of Taxation or any government announcement or statement) that has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Trusts.

                       Such amendment may relate to all Trusts or specified Trusts.

NOTE HOLDER CONSENT
                 36.2 If, in the reasonable opinion of the Trustee, any alteration made under clause 36.1(c) or (d) may be prejudicial or likely to become prejudicial to the interests of Secured Creditors or Note Holders of a particular Trust or class, the alteration may only be effected if the relevant Secured Creditors of the Trust or Note Holders of the class or trust pass an Extraordinary Resolution approving the alteration.

TAX REFORM
                 36.3  The parties acknowledge that:

                       (a) it is in the interest of all parties, including the Trustee, the Note Holders and the Residual Income Unitholders, that:

                             (i) the Trustee always be in a position to pay any tax liability when due;

                             (ii) the payment of tax by the Trustee must not affect the amount of principal or interest payable on the Debt Instruments or the timing of such payments; and

                             (iii) the rating of the Debt Instruments be
                                   maintained,

                                                                              58
--------------------------------------------------------------------------------
                             (collectively the "OBJECTIVES").

                 36.4 If any draft legislation is introduced into federal parliament, and the result of that draft legislation if it becomes law will be that any of the Objectives would be adversely affected, then:

                       (a) the Trust Manager shall promptly consult with the Trustee to determine what changes, if any, are necessary to the Cashflow Allocation Methodology (which may not include changes to the amounts of any fees payable by the Trustee) in the relevant Amending Deed (defined below) and/or the Transaction Documents to achieve the Objectives;

                       (b) within a reasonable time of the draft legislation being introduced into parliament (or such longer time as the Trustee permits) the Trust Manager shall provide a written recommendation to the Trustee and a draft amending deed ("AMENDING DEED") that if executed will achieve the Objectives; and

                       (c) upon the Trustee being notified that the draft Amending Deed will achieve the Objectives (and in this regard the Trustee may rely (amongst others) upon the advice of tax lawyers) the Trustee and the Trust Manager shall execute the Amending Deed.

                 36.5 Provided that the Trustee receives written advice from an experienced and reputable tax lawyer or tax accountant to the effect that if the Cashflow Allocation Methodology, as amended by the Amending Deed, is followed the Objectives will be met, and a Rating Agency Notification is given:

                       (a) the Trustee shall not be obliged to obtain the consent of any Note Holder, Secured Creditor or Unitholder to the Amending Deed, and

                       (b) subject to its terms, the Amending Deed shall be effective when executed, and may:

                             (i) permit the Trustee to accumulate a reserve out of moneys that would otherwise be payable to the Unitholders; and/or

                             (ii) provide for Tax to be paid out of moneys that would otherwise have been payable to the Unitholders.

                 36.6 Without limiting clause 36.5, in formulating a proposal to meet the Objectives, the Trust Manager shall have regard to the impact of any change to the Cashflow Allocation Methodology to the Unitholders, and shall consider proposals made by the Unitholders that will enable the Trustee to meet the Objectives.

                                                                              59
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37     ALL PARTIES BOUND BY DEED
--------------------------------------------------------------------------------
                       The terms and conditions of this deed as duly altered, modified, added to or cancelled from time to time are binding on the Trustee, the Trust Manager, each Seller, each Servicer, the Secured Creditors and the Unitholder and all persons claiming through any of them respectively as if that person were a party to this deed.


38     MISCELLANEOUS
--------------------------------------------------------------------------------
DISCLOSURE OF INFORMATION
                 38.1 Subject to this deed, the Trustee is not required (unless ordered so to do by a court of competent jurisdiction) to disclose to any Unitholder or Secured Creditor confidential, financial or other information made available to the Trustee in connection with this deed.

RIGHTS CUMULATIVE
                 38.2 The rights, powers and remedies provided in this deed are cumulative and not exclusive of the rights, powers or remedies provided by law independently of this deed.

SIGNATURES
                 38.3 The Trustee and the Trust Manager may rely on the validity of any signature on any transfer, form of application or other instrument or document unless the Trustee or the Trust Manager (as the case may be) is aware that the signature is not genuine. Neither the Trustee nor the Trust Manager is liable to make good out of its own funds any loss incurred by any person if a signature it is entitled to rely on is forged or otherwise fails to bind the person whose signature it purports to be or on whose behalf it purports to be made. Any such loss, subject to any right of reimbursement from any other person (including the Trust Manager) is to be borne by the relevant Trust in respect of which the loss is incurred.


39     GOVERNING LAW
--------------------------------------------------------------------------------
GOVERNING LAW
                 39.1 This deed and each Trust are governed by the law in force in New South Wales and the rights, liabilities and obligations of the Trust Manager, the Trustee, the Unitholder and Secured Creditors are governed by the laws in force in New South Wales.

SUBMISSION TO JURISDICTION
                 39.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

SERVICE
                 39.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other

                                                                              60
--------------------------------------------------------------------------------
                       originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 35.


40     LIMITED RECOURSE
--------------------------------------------------------------------------------
LIMITATION ON TRUSTEE'S LIABILITY
                 40.1 This deed applies to the Trustee only in its capacity as trustee of each Trust and in no other capacity. A liability incurred by the Trustee acting in its capacity as trustee of a Trust arising under or in connection with this deed is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of Assets of the relevant Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of this deed (other than clause 40.3) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed.

CLAIMS AGAINST TRUSTEE
                 40.2 The parties other than the Trustee may not sue the Trustee in any capacity other than as trustee of the relevant Trust, including seeking the appointment of a receiver (except in relation to the Assets of that Trust), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the Assets of that Trust).

BREACH OF TRUST
                 40.3 The provisions of this clause 40 limiting the Trustee's liability will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under this deed or any other Transaction Document in relation to the relevant Trust or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the Assets of that Trust as a result of the Trustee's fraud, gross negligence or wilful default.

ACTS OR OMISSIONS
                 40.4 It is acknowledged that the Trust Manager, the Originators and the Servicer are responsible under this deed and the other Transaction Documents in relation to a Trust to which the Trust Manager, an Originator or the Servicer (as the case may be) is a party for performing a variety of obligations relating to that Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations or breach of representation or warranty under this deed) will be considered fraud, gross negligence or wilful default for the purpose of clause
                       40.3 if and to the extent the act or omission was caused or contributed to by any failure by the Trust Manager, an Originator or the Servicer or any other person appointed by the Trustee under any Transaction Document (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Trust or by any other act or omission of the Trust Manager, an Originator or the Servicer or

                                                                              61
--------------------------------------------------------------------------------
                       any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Trustee.

                 40.5 No attorney, agent, receiver or receiver and manager appointed in accordance with this deed or any other Transaction Document has authority to act on behalf of the Trustee in a way that exposes the Trustee to any personal liability, and no act or omission of any such person will be considered fraud, gross negligence or wilful default of the Trustee for the purpose of clause 40.3.

                 40.6 The Trustee is not obliged to do anything or refrain from doing anything under or in connection with this deed (including incur a liability) unless the Trustee's liability is limited in the same manner as set out in this clause.

EXECUTED as a deed.

                                                                              62
--------------------------------------------------------------------------------
SCHEDULE 1             NOTICE OF CREATION OF TRUST
--------------------------------------------------------------------------------

                       To:   Perpetual Trustee Company Limited ("TRUSTEE")

                       From: ANZ Capel Court Limited ("TRUST MANAGER")



                       Under clause 3.1 of the Master Trust Deed dated 1 August 2000 between the Trustee and the Trust Manager as trust manager establishing the Kingfisher Trusts (as amended from time to time) ("MASTER TRUST DEED") the Trust Manager gives notice of the creation of a Trust under the Master Trust Deed to be known as the [ ] [Warehouse X] [Trust X-Y] Trust or such other name as the Trust Manager and the Trustee have agreed under clause 3.3 of the Master Trust Deed.

                       The [ ] [Warehouse X] [Trust X-Y] Mortgage Trust will be a Trust for the purposes of the Master Trust Deed.

                       This Notice of Creation of Trust is accompanied by $10 in accordance with clause 3.1(b) of the Master Trust Deed.

                       The Residual Capital Unitholder of the Trust is [ ]and the Residual Income Unitholder of the Trust is [ ], each of whom shall contribute the amount of $5 as the initial issue price for their respective Unit.

                       The above sum of $10 will vest in the Trustee and be held by the Trustee on and subject to the trusts, terms and conditions of the Master Trust Deed and the Supplemental Deed dated [ ] in respect of this Trust and will be invested by the Trustee in accordance with the provisions of the Supplemental Deed and the Master Trust Deed.

                       Terms defined in the Master Trust Deed have the same meaning when used in this Notice.

                       Dated:

                       For and on behalf of the Trust Manager




                       ..........................................
                       Authorised Officer

                       For and on behalf of Trustee



                       ..........................................
                       Authorised Officer

                                                                              63
--------------------------------------------------------------------------------
SCHEDULE 2             SALE NOTICE
--------------------------------------------------------------------------------


                       TO:   Perpetual Trustee Company Limited ("TRUSTEE")

                             ANZ Capel Court Limited ("TRUST MANAGER")


                       FROM: [    ] ("SELLER")



                       Dear Sirs

                       MASTER TRUST DEED

                             We refer to the Master Trust Deed dated 1 August 2000 between the Trustee and the Trust Manager and to the Notice of Creation of Trust establishing the "[[ ]] [Warehouse] Trust] [ ] ("TRUST") and the Supplemental Deed dated 1 August 2000 under which the Seller is appointed as a "Seller" [and a "Servicer"] for that Trust.

                       1 Terms defined in the Master Definitions Schedule dated 1 August 2000 between the Trustee, the Trust Manager and P.T. Limited as Security Trustee shall have the same meaning in this Sale Notice unless the context otherwise requires except that:

                             EXPIRY TIME means 4:00 pm (Sydney time) on the proposed Closing Date.

                             OFFERED RECEIVABLES means all of the Seller's right, benefit and interest (present and future) in, to or derived from:

                             (a) the Receivables which are described in the attached computer disk;

                             (b)   each Related Security referable to all
                                   those Receivables; and

                             (c)   the Collections under, from or derived
                                   from, all those Receivables.

                       2 Subject to the terms and conditions of this Sale Notice, the Seller (as legal and beneficial owner) offers to sell and assign the Offered Receivables to the Trustee.

                       3     (a)   The offer in clause 2 is irrevocable
                                   during the period from 5:00 pm (Sydney time)
                                   3 Business Days before the Expiry Time up to
                                   (and including) the Expiry Time.

                                                                              64
--------------------------------------------------------------------------------
                             (b) The Trustee may accept the offer contained n this Sale Notice at any time prior to the Expiry Time by, and only by, the payment by the Trustee to the Seller (or as it directs) of the cash component of the Purchase Price being the amount of $[ ] in Cleared Funds to the following bank account [ ].

                             (c)   Notwithstanding:

                                   (i)    satisfaction of all relevant
                                          conditions precedent; or

                                   (ii)   any negotiations undertaken between
                                          the Seller, the Trustee and the Trust
                                          Manager prior to the Trustee accepting
                                          the offer contained in this Sale
                                          Notice,

                                   the Trustee is not obliged to accept the offer contained in this Sale Notice and no contract for the sale or purchase of any Receivables detailed in this Sale Notice unless and until the Trustee accepts the offer contained in the Sale Notice in accordance with this clause.

                             (d) The offer contained in this Sale Notice may only be accepted in relation to all the Receivables detailed in this Sale Notice.

                       4 If the Trustee accepts the offer of the sale of the Offered Receivables, then the Trustee shall pay the following amounts as consideration for the purchase of the Receivables:

                             (a) the payment of the Purchase Price at the time this offer is accepted;

                             (b)   the payment of amounts in respect of
                                   Additional Advances in accordance with the terms of the Supplemental Deed for the Trust.

                       5 The Seller acknowledges, agrees and confirms to the Trustee that:

                             (a)   the Master Trust Deed and the
                                   Supplemental Deed is a valid and binding obligation of the Seller, enforceable in accordance with its terms;

                             (b) the Seller provides (or repeats if it has done so already) the representations and warranties made by it in the Supplemental Deed insofar as they apply to the Offered Receivables;

                             (c) the description of the Offered Receivables in the attached computer disk is true and correct in every respect.

                                                                              65
--------------------------------------------------------------------------------
                       6     The proposed Cut-Off Date is [               ].

                       7     The intended Closing Date is [               ].

                       8 As soon as practicable after the Closing Date, but no later than the Payment Date falling immediately after the Closing Date, the Trustee shall ensure that any Principal Adjustment (as defined in the Supplemental Deed) is made in accordance with the Master Trust Deed and the Supplemental Deed.

                       9 On the Payment Date following the Closing Date, the Trustee shall ensure that any Accrued Interest Adjustment (as defined in the Supplemental Deed) is made in accordance with the Master Trust Deed and the Supplemental Deed.

                       10 All necessary authorisations for the offer evidenced by the Sale Notice and the transfer of the Offered Receivables have been taken, or as the case may be, obtained.

                       11 This offer and any agreement resulting from its acceptance are subject to the Master Trust Deed and the Supplemental Deed.

                                                                              66
--------------------------------------------------------------------------------
SCHEDULE 3             RECEIVABLES TRANSFER DIRECTION
--------------------------------------------------------------------------------

TO:              PERPETUAL TRUSTEE COMPANY LIMITED as trustee of the [        ]
                 Trust [and [         ]] Trust ("TRUSTEE")

FROM:            ANZ CAPEL COURT LIMITED ("TRUST MANAGER")

1       DIRECTION TO ACQUIRE RECEIVABLES

        Under clause 12.2 of the Master Trust Deed dated 1 August 2000 (as amended from time to time) establishing the Kingfisher Trusts ("MASTER TRUST DEED"), the Trust Manager proposes and directs in this direction ("DIRECTION") that the Trustee on [ ] ("CLOSING Date") will:

                       (a)   [offer to [      ] to cease to hold as trustee
                             of the [        ] Trust, and dispose of to
                             [       ], the Receivables specified in Annexure
                             A;] or [hold as trustee of the
                             [                   ] Trust ("TRUST") on the
                             terms of the Master Trust Deed the benefit of the portfolio of Receivables specified in Annexure "A" ("PORTFOLIO OF RECEIVABLES");] and

                       (b)   [receive from [                             ]
                             ("RELEVANT ACQUIRER") the principal amount of the Loans relating to the Portfolio of Receivables at [date] ("CUT-OFF DATE") being
                             $[                       ].]

2       TRUST MANAGER'S CERTIFICATIONS

        The Trust Manager certifies to the Trustee that:

                       (a) this direction complies with the Master Trust Deed and the relevant Supplemental Deed;

                       (b)   after due enquiry it believes the Trustee as
                             trustee of the [     ] Trust and [    ] Trust
                             will be able to satisfy all its present and future obligations and liabilities having regard to any Notes to be issued, any other Borrowings, any Receivables to be acquired and other anticipated rights, liabilities and obligations of the Trustee; and

                       (c) the conditions precedent in clause 9.1 have been satisfied.

                       INTERPRETATION

                             Each expression used in this Direction that is not defined has the same meaning as in the Kingfisher Master Trusts Master Definitions Schedule dated 1 August 2000 between the Trustee, the Security Trustee and the Trust Manager.

                       Dated:

                       For and on behalf of [                  ]

                       Authorised Officer

                                                                              67
--------------------------------------------------------------------------------
                                  ANNEXURE "A"

                            PORTFOLIO OF RECEIVABLES

                       [Specify Portfolio of Receivables]

                                                                              68
--------------------------------------------------------------------------------
SCHEDULE 4             ISSUE NOTICE
--------------------------------------------------------------------------------

                       TO:   Perpetual Trustee Company Limited ("TRUSTEE")




                       Dear Sirs

                       [           ] TRUST

                       ANZ Capel Court Limited ("TRUST MANAGER") refers to the Master Trust Deed dated 1 August 2000 and the Supplemental Deed referable to the [ ] Trust ("MASTER TRUST DEED").

                       NOTES

                       Pursuant to clause 17.3 of the Master Trust Deed, the Trust Manager hereby notifies the Trustee of the details of the issue of Notes on the following terms:

                       (a)    Class;

                       (b)    Name;

                       (c)    Issue Date;

                       (d)    Maturity Date;

                       (e)    the number of Notes to be issued;

                       (f)    the initial Face Value of those Notes;

                       (g) the note is [interest bearing/not interest bearing] and the interest is
                              [fixed/floating/at a discount]

                       (h)    the [Margin] is [    ];

                       (i)    the [Payment Date] is [  ];

                       (j)    the Notes are secured by [           ];

                       (k)    the Support Facilities are [         ];

                       (l)    the Hedging Arrangements are [                ];

                       (m)    [INSERT SALE NOTICE DETAILS];

                       (n)    the minimum subscription for the Notes is [     ];

                       (o)     [OTHERS].


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                                                                              69
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                       TRUST MANAGER'S CERTIFICATIONS

                       The Trust Manager certifies that after due enquiry it believes:

                       (a) the Trustee will be able to satisfy all its present and future obligations and liabilities having regard to the Notes to be issued, any other Borrowings, the Receivables to be acquired and other anticipated rights, liabilities and obligations of the Trustee; and

                       (b) the matters set out in clause 15.3 of the Master Trust Deed to be true and correct.

                       Yours faithfully

                       FOR AND ON BEHALF OF THE TRUST MANAGER

                                                                              70
--------------------------------------------------------------------------------
SCHEDULE 5             MEETINGS OF NOTE HOLDERS
--------------------------------------------------------------------------------
                       1 A meeting of Note Holders of a Trust must be convened by notice in writing sent to every Note Holder of that Trust entitled to attend and vote at the meeting at least 7 Business Days before the date of the meeting. The notice of meeting must include a proxy form. The notice of meeting need not set out the terms of any resolution to be proposed, but must state the general nature of the business to be transacted at the meeting. Either the Trust Manager or the Trustee may convene a meeting but must first give the other at least 10 business days notice of its intention to do so.

NON-RECEIPT
                       2 If a Note Holder does not receive a notice (including if notice was accidentally omitted to be given to them) the meeting is not invalidated.

QUORUM
                       3 The quorum for a meeting of a Trust is Note Holders present in person or by proxy together holding between them at least 67% of the Invested Amount of the Notes for that Trust.

NO QUORUM
                       4 If a quorum is not present within 30 minutes after the scheduled time for the meeting, the meeting is:

                             (a)   if convened on the requisition of Note
                                   Holders - dissolved; or

                             (b) otherwise - adjourned to such place and time as the Trust Manager decides in consultation with the Trustee.

                             At any adjourned meeting, those Note Holders present in person or by proxy holding between them at least 50% of the Invested Amount of the Notes constitute a quorum.

CHAIRMAN
                       5 A person appointed as the chairman of a meeting of Note Holders of a Trust (the "CHAIRMAN") by an ordinary resolution of the Note Holders of that Trust present at the meeting or, in the absence of such an appointment, nominated by the Trustee. The Chairman need not be a Note Holder.

ADJOURNMENT
                       6 The Chairman has power to adjourn a meeting for any reason to such place and time as the Chairman thinks fit.

VOTING
                       7 Voting at a meeting of Note Holders of a Trust is by a show of hands, unless a poll is duly demanded or the Resolution proposed is required by this deed or by law to be decided by a percentage of all Notes. Each Note Holder of the Trust present

                                                                              71
--------------------------------------------------------------------------------
                             in person or by proxy has one vote on a show of hands. On a poll, each Note Holder of the Trust present in person or by proxy has one vote for every $10 of the Invested Amount (rounded down to the nearest $10) in respect of that Note Holder. In the case of joint holders, only the person whose name appears first in the register may vote.

POLL
                       8 A poll may be demanded before or on declaration of the result of a show of hands by either:

                             (a)   the Chairman; or

                             (b) at least 1 Note Holder present in person or by proxy.

CASTING VOTE
                       9 If votes are equal, whether on a show of hands or on a poll, the Chairman has a casting vote in addition to the vote or votes (if any) to which the Chairman is entitled as a Note Holder.

PROXIES
                       10 A Note Holder may be represented at a meeting by proxy. Proxies are governed by Part 2G.4 Division 5 of the Corporations Law as if all meetings were convened under Part 2G.4 Division 5. The Trustee is not obligated to enquire whether a proxy has been validly given. A proxy expires after 12 months. A proxy is still valid after it is revoked or after the Note Holder who gave it dies or becomes under a legal disability, unless the Trustee has received written notice of that fact before the meeting at which the proxy is used.

REPRESENTATIVES
                       11 A body corporate may be represented at a meeting by a person appointed in the manner provided in section 250D of the Corporations Law. The person may exercise on the body's behalf the same powers as the body could if it were a natural person and the body is taken to be present at the meeting in person.

OTHER ATTENDEES
                       12 The Trustee, the Trust Manager, the Unitholders and the Auditor may attend and speak at any meeting, or invite any other person to attend and speak.

RESOLUTIONS BINDING
                       13 A Resolution in respect of a Trust binds all Note Holders of the Trust, whether or not they are present at the meeting. No objection may be made to any vote cast unless the objection is made at the meeting. The decision of the Chairman on any matter is final.


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                                                                              72
--------------------------------------------------------------------------------
MINUTES
                       14 The minutes of a meeting of Note Holders signed by the Chairman of the meeting are conclusive evidence of the matters stated in them unless the contrary is proved.

WRITTEN RESOLUTIONS
                       15 Notwithstanding the provisions of this schedule, a Resolution of the Note Holders of a Trust (including an Extraordinary Resolution) may be passed, without any meeting or previous notice being required, by an instrument or instruments in writing which has or have:

                             (a) in the case of a resolution (including an Extraordinary Resolution) of the Note Holders of a Trust, been signed by all Note Holders of the Trust; and

                             (b) any such instrument shall be effective upon presentation to the Trustee for entry in the records referred to in paragraph 14.

POWERS OF A MEETING
                       16

                             (a) Subject to paragraph (b) below, a meeting of the Note Holders of a Trust shall, without prejudice to any rights or powers conferred on other persons by the Transaction Documents, have power exercisable by Extraordinary Resolution:

                                   (i)    to sanction any action that the
                                          Trustee or the Trust Manager proposes
                                          to take to enforce the provisions of
                                          any Transaction Documents relating to
                                          the Trust;

                                   (ii)   to sanction any proposal by the
                                          Trust Manager or the Trustee for
                                          any modification, abrogation,
                                          variation or compromise of, or
                                          arrangement in respect of, the
                                          rights of the Note Holders against
                                          the Trustee or the Trust Manager,
                                          whether such rights arise under any
                                          Transaction Document or otherwise;

                                   (iii)  to sanction the exchange or
                                          substitution of Notes for or the
                                          conversion of Notes into any other
                                          obligations or securities of the
                                          Trustee or any other body corporate
                                          formed or to be formed;

                                   (iv)   subject to the Master Trust Deed and
                                          the relevant Supplemental Deed, to
                                          consent to any alteration, addition or
                                          modification of the Master Trust Deed
                                          or the relevant Supplemental Deed
                                          which is proposed by the Trustee or
                                          the Trust Manager;


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                                   (v)    to discharge or exonerate the Trustee
                                          or the Trust Manager from any
                                          liability in respect of any act or
                                          omission for which it may become
                                          responsible under any Transaction
                                          Document relating to the Trust;

                                   (vi)   to authorise the Trustee, the Trust
                                          Manager or any other person to concur
                                          in and execute and do all such
                                          documents, acts and things as may be
                                          necessary to carry out and give effect
                                          to any Extraordinary Resolution;

                             (b) a meeting of the Note Holders of the Trust shall not have power to, nor shall any resolution submitted to the meeting propose or have the effect of:

                                   (i)    removing the Trustee or Trust
                                          Manager from office;

                                   (ii)   interfering with the management of
                                          any Trust;

                                   (iii)  winding-up or terminating a Trust,
                                          except as contemplated by the
                                          Master Trust Deed;

                                   (iv)   altering the Authorised Investments
                                          of a Trust;

                                   (v)    altering the terms upon which any
                                          Notes are issued (subject to the
                                          specific provisions of paragraph (a)
                                          above).


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EXECUTION PAGE
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SIGNED, SEALED AND DELIVERED        )
by                                  )
as attorney for ANZ CAPEL COURT     )
LIMITED under power of attorney     )
dated in the presence of:           )
                                    )
 ................................    )
Signature of witness                )
                                    )
 ................................    )
Name of witness (block letters)     )
                                    )
 ................................    )      .....................................
Address of witness                  )      By executing this deed the attorney
                                    )      states that the attorney has received
 ................................    )      no notice of revocation of the power
Occupation of witness               )      of attorney





                                    )
SIGNED, SEALED AND DELIVERED        )
by                                  )
as attorney for                     )
PERPETUAL TRUSTEE COMPANY           )
LIMITED under power of attorney     )
dated                               )
                                    )
in the presence of:                 )
                                    )
 ................................    )
Signature of witness                )
                                    )
 ................................    )
Name of witness (block letters)     )
                                    )
 ................................    )      .....................................
Address of witness                  )      By executing this deed the attorney
                                    )      states that the attorney has received
 ................................    )      no notice of revocation of the power
Occupation of witness               )      of attorney